SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

MetLife, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MetLife, Inc.
200 Park Avenue, New York, NY 10166

March 18, 2008

Dear Shareholder:

You are cordially invited to attend MetLife, Inc.’s 2008 Annual Meeting, which will be held on Tuesday, April 22, 2008 beginning at 10:30 a.m., Eastern Daylight Time, in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York.

At the meeting, shareholders will act on the election of five Class III Directors, the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2008, and such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so. The proxy card also contains detailed instructions on how to vote on the Internet or by telephone.

Sincerely yours,

C. Robert Henrikson
Chairman of the Board, President
and Chief Executive Officer

MetLife, Inc.
200 Park Avenue
New York, NY 10166

Notice of Annual Meeting

The 2008 Annual Meeting of MetLife, Inc. will be held in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York on Tuesday, April 22, 2008 at 10:30 a.m., Eastern Daylight Time. At the meeting, shareholders will act upon the following matters:

1.	The election of five Class III Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for the fiscal year ending December 31, 2008; and

3.	Such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Holders of record of MetLife, Inc. common stock at the close of business on February 28, 2008 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Gwenn L. Carr
Senior Vice President and Secretary

New York, New York
March 18, 2008

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 22, 2008

The accompanying Proxy Statement and the MetLife, Inc. 2007 Annual Report to Shareholders are available at http://investor.metlife.com.

MetLife 2008 Proxy Statement

Proxy Statement — 2008 Annual Meeting

This Proxy Statement contains information about the 2008 Annual Meeting of MetLife, Inc. (MetLife or the Company), which will be held in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York on Tuesday, April 22, 2008 at 10:30 a.m., Eastern Daylight Time.

This Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, are being mailed and made available electronically to shareholders on or about March 18, 2008.

Information About the 2008 Annual Meeting and Proxy Voting

Your vote is important.

Whether or not you plan to attend the 2008 Annual Meeting, please take the time to vote your shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You also may vote your shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

Matters to be voted on at the Annual Meeting.

MetLife intends to present the following two proposals for shareholder consideration and voting at the 2008 Annual Meeting:

1.	The election of five nominees to serve as Class III Directors.

2.	The ratification of the appointment of an independent auditor to audit the Company’s financial statements for the fiscal year ending December 31, 2008.

The Board of Directors recommends that you vote FOR these proposals.

The Board did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2008 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.

Holders of record of MetLife common stock are entitled to vote.

All holders of record of MetLife common stock at the close of business on February 28, 2008 (Record Date) are entitled to vote at the 2008 Annual Meeting.

If you are the beneficial owner, but not the record owner, of MetLife common stock, you will receive instructions about voting from the bank, broker or other nominee that is the shareholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

Voting your shares.

•	If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may attend the 2008 Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

•	Shareholders of record also may vote their shares by mail, on the Internet or by telephone. Voting on the Internet or by telephone will be available through 11:59 p.m., Eastern Daylight Time, on April 21, 2008.

•	Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

MetLife 2008 Proxy Statement

•	Votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the five nominees for Class III Director (Class III Nominees) listed on pages 6 and 7 of this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2008.

Attending the 2008 Annual Meeting.

MetLife shareholders of record or their duly appointed proxies are entitled to attend the 2008 Annual Meeting. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the day of the meeting, please bring your admission card with you to present at the entrance to the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York.

Beneficial owners also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership to be admitted to the meeting. A recent statement or letter from your bank, broker or other nominee that is the record owner confirming your beneficial ownership would be acceptable proof.

Changing or revoking your proxy after it is submitted.

You may change your vote or revoke your proxy at any time before the polls close at the 2008 Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it so that it is received by MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3510, South Hackensack, NJ 07606-9210 prior to the 2008 Annual Meeting;

•	sending your notice of revocation so that it is received by MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3510, South Hackensack, NJ 07606-9210 prior to the 2008 Annual Meeting or sending your notice of revocation to MetLife via the Internet at

http://www.proxyvoting.com/met no later than 11:59 p.m., Eastern Daylight Time, on April 21, 2008;

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Daylight Time, on April 21, 2008; or

•	attending the 2008 Annual Meeting and voting in person.

Remember, your changed vote or revocation must be received before the polls close for voting.

Voting by participants in retirement and savings plans.

Mellon Bank, N.A., as Trustee for the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust, the New England Life Insurance Company 401(k) Savings Plan and Trust, the New England Life Insurance Company Agents’ Retirement Plan and Trust, and the New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust, will vote the MetLife shares in these plans in accordance with the voting instructions given by plan participants to the Trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The Trustee must receive the voting instructions of a plan participant no later than 5:59 p.m., Eastern Daylight Time, on April 18, 2008 to vote in accordance with the instructions. The Trustee will generally vote the shares held by each plan for which it does not receive voting instructions in the same proportion as the shares held by such plan for which it does receive voting instructions.

Voting of shares held in the MetLife Policyholder Trust.

The policyholders who are beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as Trustee, to vote their shares held in the Trust on certain matters that are identified in the Trust Agreement governing the Trust, including approval of mergers and contested directors’ elections. On all other matters, which would include the two proposals described in this Proxy Statement that are to be voted on at the 2008 Annual Meeting, the Trust Agreement directs the Trustee to vote the shares held in the Trust as recommended or directed by the Company’s Board of Directors.

MetLife 2008 Proxy Statement

Shares of MetLife common stock outstanding and entitled to vote at the 2008 Annual Meeting.

There were 711,647,311 shares of MetLife common stock outstanding as of the February 28, 2008 Record Date. Each of those shares is entitled to one vote on each matter to be voted on at the 2008 Annual Meeting.

Quorum.

To conduct business at the 2008 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the shares of MetLife common stock entitled to vote at the meeting are present in person or are represented by proxies.

Vote required to elect Directors and to approve other proposals.

If a quorum is present at the meeting, a plurality of the shares voting will be sufficient under Delaware corporation law to elect the Class III Nominees. This means that the Class III Nominees who receive the largest number of votes cast are elected as Directors, up to the maximum number of Directors to be elected at the meeting. However, the Board has established a majority voting standard in Director elections, which is described below.

Subject to exceptions set forth in the Company’s Certificate of Incorporation, a majority of the shares voting will be sufficient to approve any matter other than the election of Directors properly brought before the meeting, including the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor.

Majority voting standard in Director elections.

The Company’s By-Laws provide that in an uncontested election, such as the election of the Class III Directors at the 2008 Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC).

Tabulation of abstentions and broker non-votes.

If a shareholder abstains from voting as to a particular matter, the shareholder’s shares will not be counted as voting for or against that matter. If brokers or other record holders of shares return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter (Broker Non-Votes), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and Broker Non-Votes will have no effect on the outcome of a vote.

Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

Inspector of Election and confidential voting.

The Board of Directors has appointed Lawrence E. Dennedy, Senior Vice President, MacKenzie Partners, Inc., to act as Inspector of Election at the 2008 Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings.

Directors are expected to attend annual meetings of shareholders, and 13 out of 16 Directors attended the 2007 Annual Meeting, including two Directors who retired from the Board at the time of the meeting.

Cost of soliciting proxies for the 2008 Annual Meeting.

The Company has retained BNY Mellon Shareowner Services to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay BNY Mellon Shareowner Services a fee of approximately $9,500, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

MetLife 2008 Proxy Statement

Other Information

Shareholder proposals — deadline for submission of shareholder proposals for the 2009 Annual Meeting.

Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act), establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2009 proxy materials must be received by MetLife, Inc. at One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary, on or before the close of business on November 18, 2008. Proposals must comply with all the requirements of Rule 14a-8.

A shareholder who wishes to present a matter for action at MetLife’s 2009 Annual Meeting, but chooses not to do so under Rule 14a-8 of the Exchange Act, must deliver to the Corporate Secretary of MetLife on or before December 23, 2008, a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws. A copy of the By-Laws may be obtained by directing a written request to MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.

Where to find the voting results of the 2008 Annual Meeting.

The preliminary voting results will be announced at the 2008 Annual Meeting. The final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

Electronic delivery of the Proxy Statement and Annual Report to Shareholders.

If you are a shareholder of record, you may elect to receive future annual reports to shareholders and proxy statements electronically by consenting to electronic delivery online at
http://bnymellon.com/shareowner/isd. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at http://bnymellon.com/shareowner/isd or by writing to MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3510, South Hackensack, NJ 07606-9210. In the United States, you also may provide such notice by calling toll free 1-800-649-3593.

If you hold your MetLife shares through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Principal executive offices.

The principal executive offices of MetLife, Inc. are located at 200 Park Avenue, New York, NY 10166.

MetLife’s Annual Report on Form 10-K.

To obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (2007 Form 10-K), address your request to MetLife Investor Relations, MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101-4007, or call 1-800-649-3593. The 2007 Form 10-K may also be accessed on the Internet at http://investor.metlife.com by selecting Financial Information, SEC Filings, MetLife, Inc. View SEC Filings, and at the SEC’s website at http://www.sec.gov.

MetLife 2008 Proxy Statement

Information About Communications with the Company’s Directors

The following chart describes the procedures to send communications to the Company’s Board of Directors, the Non-Management Directors and the Audit Committee.

Security Holder Communications to the Board of Directors.

Communications from security holders to individual Directors or to the Board of Directors may be submitted by writing to the address set forth to the right.

The communication should state that it is from a MetLife security holder. The Corporate Secretary of MetLife may require reasonable evidence that the communication or other submission is, in fact, from a MetLife security holder before transmitting it to the Board of Directors.
The Board of Directors MetLife, Inc. One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary

Communications to the Non-Management Directors. Communications to the Non-Management Directors may be submitted by writing to the address set forth to the right.	The Non-Management Directors MetLife, Inc. One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary

Communications to the Audit Committee.
Communications to the Audit Committee regarding accounting, internal accounting controls or auditing matters may be submitted:

•    by sending a written communication to the address set forth to the right, or

•    by stating the communication in a call to the MetLife Compliance and Fraud Hotline (1-800-462-6565) and identifying the communication as intended for the Audit Committee, or

•    by sending the communication in an e-mail message to the Company’s Special Investigation Unit at siuline@metlife.com and identifying the communication as intended for the Audit Committee.
Audit Committee MetLife, Inc. One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary

MetLife 2008 Proxy Statement

Proposal One — Election of Directors

At the 2008 Annual Meeting, five Class III Directors will be elected for a term ending at the Company’s 2011 Annual Meeting. Each Class III Nominee is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any Nominee would be unable to serve if elected; however, if for any reason a Nominee should become unable to serve at or before the 2008 Annual Meeting, the Board could reduce the size of the Board or nominate someone else for election. If the Board were to nominate someone else to stand for election at the 2008 Annual Meeting, the proxies could use their discretion to vote for that person.

If elected, William C. Steere, Jr., a Class III Nominee, is expected to retire from the Board effective as of the 2009 Annual Meeting, in accordance with the Board’s retirement policy (see page 26 for a discussion of the Board’s retirement policy). Also in accordance with the Board’s retirement policy, James R. Houghton and Helene L. Kaplan, each a Class III Director, and Charles M. Leighton, a Class II Director, will retire from the Board of Directors effective as of the 2008 Annual Meeting. As a result, the size of the Board is being reduced to 13 members effective as of the 2008 Annual Meeting.

For additional information about the classes of Directors, see “Information About the Board of Directors — Responsibilities, Independence and Composition of the Board of Directors” beginning on page 13.

The Board of Directors recommends that you vote FOR the election of each of the following Class III Nominees:

Sylvia Mathews Burwell, age 42, is President of the Global Development Program at The Bill and Melinda Gates Foundation. Ms. Burwell joined the Foundation in 2001 as Executive Vice President and served as its Chief Operating Officer from 2002 to April 2006. Prior to joining the Foundation, she served as Deputy Director of the Office of Management and Budget in Washington, D.C. from 1998. Ms. Burwell served as Deputy Chief of Staff to President Bill Clinton from 1997 to 1998, and was Chief of Staff to Treasury Secretary Robert Rubin from 1995 to 1997. She also served as Staff Director for the National Economic Council from 1993 to 1995. Ms. Burwell was Manager of President Clinton’s economic transition team. Prior to that, she was an Associate at McKinsey and Company from 1990 through 1992. She is a member of the Board of Directors of the Council on Foreign Relations, and a member of the Pacific Council on International Policy, the Aspen Strategy Group, the Trilateral Commission and the Nike Foundation Advisory Group. In addition, Ms. Burwell is a Governing Council Member of the Miller Center of Public Affairs at the University of Virginia. Ms. Burwell received a bachelor’s degree in government, cum laude, from Harvard University in 1987 and a bachelor’s degree in philosophy, politics and economics from Oxford University, where she was a Rhodes Scholar. Ms. Burwell has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.

Eduardo Castro-Wright, age 53, is President and Chief Executive Officer of Wal-Mart Stores, USA. Mr. Castro-Wright joined Wal-Mart in 2001 and worked in Mexico through 2005, first as President and later as Chief Executive Officer of Wal-Mart de Mexico. He then joined Wal-Mart in the U.S. as Chief Operating Officer of the Wal-Mart Stores division in early 2005 and was promoted to his current role later that year. Previously, he was the President and Chief Executive Officer of Honeywell Transportation and Power Systems Worldwide. Prior to that, he was President of Honeywell Asia/Pacific. He also held several leadership positions at Nabisco, Inc., including President of Nabisco Asia/Pacific, as well as President and Chief Executive Officer of the company’s businesses in Venezuela and Mexico. Mr. Castro-Wright is a Director of the Hispanic Scholarship Fund and

MetLife 2008 Proxy Statement

Students in Free Enterprise. He received a bachelor of science degree in mechanical engineering from Texas A&M University. Mr. Castro-Wright has been a Director of MetLife and Metropolitan Life Insurance Company since March 2008.

Cheryl W. Grisé, age 55, was Executive Vice President of Northeast Utilities, a public utility holding company, from December 2005 until her retirement effective June 2007, Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007, President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007, President of the Utility Group of Northeast Utilities from May 2001 to December 2005, and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001. Ms. Grisé is a Director of Pall Corporation. She also serves on the Boards of the University of Connecticut Foundation and the Kingswood-Oxford School, and is a Senior Fellow of the American Leadership Forum. She received a bachelor of arts degree from the University of North Carolina at Chapel Hill and a law degree from Thomas Jefferson School of Law, and has completed the Yale Executive Management Program. Ms. Grisé has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.

William C. Steere, Jr., age 71, was Chairman of the Board and Chief Executive Officer of Pfizer Inc., a research-based global pharmaceutical company, from 1992 until his retirement in May 2001. Mr. Steere is a Director of Pfizer Inc., Health Management Associates, Inc., the New York Botanical Garden, and the Naples Philharmonic Center for the Arts. He is a Trustee of the New York University Medical Center and a member of the Board of Overseers of the Memorial Sloan-Kettering Cancer Center. Mr. Steere received a bachelor’s degree from Stanford University. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1997. Mr. Steere was appointed as Lead Director of MetLife’s Board of Directors on January 18, 2006.

Lulu C. Wang, age 63, is Chief Executive Officer of Tupelo Capital Management LLC, an investment management firm which she founded in 1997.

Ms. Wang has been engaged in professional money management since 1972. Prior to founding Tupelo Capital Management, she served as Director and Executive Vice President of Jennison Associates Capital Corporation. Before joining Jennison in 1988, Ms. Wang oversaw equities management at Equitable Capital Management as Senior Vice President and Managing Director. Ms. Wang serves on the Boards of the Asia Society, Columbia Business School, Metropolitan Museum of Art, Rockefeller University, WNYC Public Radio and the Committee of 100. She also serves as Trustee Emerita of Wellesley College and as a Consulting Director of the New York Community Trust. Ms. Wang received her bachelor of arts degree from Wellesley College and a masters in business administration from Columbia Business School. She is a chartered financial analyst. Ms. Wang has been a Director of MetLife and Metropolitan Life Insurance Company since March 2008.

The following Class III Directors are continuing in office until the 2008 Annual Meeting:

James R. Houghton, age 71, is Chairman Emeritus and Director of Corning Incorporated, a global technology company, was Chairman of the Board from 2002 to April 2007, and was its Chief Executive Officer from April 2002 to April 2005. He also served as Chairman and Chief Executive Officer of Corning from 1983 to 1996, Chairman of the Board Emeritus of Corning from 1996 to June 2000 and Non-Executive Chairman of the Board of Corning from June 2000 to April 2002. Mr. Houghton is also a Director of ExxonMobil Corporation and Market Street Trust Company. Mr. Houghton is Trustee and Chairman of the Metropolitan Museum of Art, the Morgan Library and Museum, Hospital for Special Surgery and the Corning Foundation, and is a Fellow of the Harvard Corporation. He graduated from Harvard College and received a master’s degree from Harvard Business School. Mr. Houghton has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1975.

MetLife 2008 Proxy Statement

Helene L. Kaplan, age 74, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a Director of Verde Exploration, Ltd. and a former Director of J.P. Morgan Chase & Co., ExxonMobil Corporation, The May Department Stores and Verizon Communications, Inc. Mrs. Kaplan is a Member (and former Director) of the Council on Foreign Relations. She is a Trustee and Vice-Chair of The American Museum of Natural History and Honorary Trustee and former Chair of Carnegie Corporation of New York. She is Chair Emerita and Trustee Emerita of Barnard College and Trustee Emerita of The J. Paul Getty Trust and The Institute for Advanced Study. Mrs. Kaplan is a Fellow of the American Philosophical Society and the American Academy of Arts and Sciences. Mrs. Kaplan received a bachelor’s degree, cum laude, from Barnard College and a law degree from New York University Law School. She is the recipient of many honors, including honorary degrees from Columbia University and Mount Sinai School of Medicine. Mrs. Kaplan has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1987.

The following Class I Directors are continuing in office until the 2009 Annual Meeting:

C. Robert Henrikson, age 60, has been Chairman, President and Chief Executive Officer of MetLife and Metropolitan Life Insurance Company since April 25, 2006. Previously, he was President and Chief Executive Officer of MetLife and Metropolitan Life Insurance Company from March 1, 2006, President and Chief Operating Officer of the Company from June 2004, and President of its U.S. Insurance and Financial Services businesses from July 2002 to June 2004. He served as President of Institutional Business of MetLife from September 1999 to July 2002 and President of Institutional Business of Metropolitan Life Insurance Company from May 1999 to June 2002. During his more than 35-year career with MetLife, Mr. Henrikson has held a number of senior positions in the Company’s Individual, Group and Pension businesses. Mr. Henrikson is a Director of the American Council of Life Insurers, a Director Emeritus of the American Benefits Council, Chairman of the Board of the Wharton School’s S.S. Huebner Foundation for Insurance Education,
a member of the Financial Services Forum and a Trustee of the American Museum of Natural History. He also serves on the National Board of Advisors at the Morehouse School of Medicine and the Board of Directors of The New York Philharmonic and The New York Botanical Garden. Mr. Henrikson received a bachelor’s degree from the University of Pennsylvania and a law degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program. He has been a Director of MetLife since April 26, 2005 and a Director of Metropolitan Life Insurance Company since June 1, 2005.

John M. Keane, age 65, is the co-founder and Senior Managing Director of Keane Advisors, LLC, a private equity investment firm, President of GSI, LLC, an independent consulting firm, Senior Advisor to Kohlberg, Kravis, Roberts and Co., a private equity firm specializing in management buyouts, and an Advisor to the Chairman and Chief Executive Officer of URS Corporation, a global engineering design firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a Director of General Dynamics Corporation and a member of the Board of Managers of Allied Security Holdings LLC. He also is a military contributor and analyst with ABC News and is a member of the United States Department of Defense Policy Board. He also serves on the Boards of the Knollwood Foundation, the Pentagon Memorial Fund, the Army Heritage Foundation, the George C. Marshall Foundation and the Rand Corporation. General Keane received a bachelor’s degree in accounting from Fordham University and a master’s degree in philosophy from Western Kentucky University. General Keane has received honorary doctorate degrees in law and public service from Fordham University and Eastern Kentucky University, respectively. General Keane has been a Director of MetLife and Metropolitan Life Insurance Company since 2003.

Hugh B. Price, age 66, has been a Senior Fellow at the Brookings Institution since February 2006. Previously, he was a Senior Advisor to the law firm of DLA Piper Rudnick Gray Cary US LLP

MetLife 2008 Proxy Statement

from September 2003 until September 2005 and served as President and Chief Executive Officer of the National Urban League, Inc. from 1994 to April 2003. Mr. Price is a Director of Verizon Communications, Inc. He is a Trustee of the Mayo Clinic and a director of the Jacob Burns Film Center. Mr. Price received a bachelor’s degree from Amherst College and received a law degree from Yale Law School. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1994.

Kenton J. Sicchitano, age 63, was a Global Managing Partner of PricewaterhouseCoopers LLP, an assurance, tax and advisory services company, until his retirement in June 2001. Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, and after becoming a partner in 1979, held various leadership positions within the firm until he retired in 2001. He is a Director of PerkinElmer, Inc. and Analog Devices, Inc. At various times from 1986 to 1995, he served as a Director and/or officer of a number of not-for-profit organizations, including as President of the Harvard Business School Association of Boston, Director of the Harvard Alumni Association and the Harvard Business School Alumni Association, Director and Chair of the Finance Committee of New England Deaconess Hospital and a Trustee of the New England Aquarium. Mr. Sicchitano received a bachelor’s degree from Harvard College and a master’s degree in business administration from Harvard Business School. Mr. Sicchitano has been a Director of MetLife and Metropolitan Insurance Company since 2003.

The following Class II Directors are continuing in office until the 2010 Annual Meeting:

Burton A. Dole, Jr., age 70, is the retired Chairman of Dole/Neal, LLC, a privately-held energy management firm. Mr. Dole was a Partner and Chief Executive Officer of MedSouth Therapy Associates, LLC, a rehabilitative health care company, from 2001 to 2003, and was Chairman of the Board of Nellcor Puritan Bennett, Incorporated, a medical equipment company, from 1995 until his retirement in 1997. He was Chairman of the Board, President and Chief Executive Officer of Puritan Bennett,
Incorporated from 1986 to 1995. Mr. Dole served as Chairman of the Board of Directors of the Kansas City Federal Reserve Bank and Federal Reserve Agent from 1992 through 1994. Mr. Dole was a Director of New England Mutual Life Insurance Company from 1994 to 1996, before it was acquired by Metropolitan Life Insurance Company. He served as Chairman of the Conference of Chairmen of the Federal Reserve System in 1994. He received both a bachelor’s degree in mechanical engineering and a master’s degree in business administration from Stanford University. Mr. Dole has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

R. Glenn Hubbard, Ph.D., age 49, has been the Dean of the Graduate School of Business at Columbia University since 2004 and the Russell L. Carson Professor of Finance and Economics since 1994. Dr. Hubbard has been a professor of the Graduate School of Business at Columbia University since 1988. He is also a visiting scholar and Director of the Tax Policy Program for the American Enterprise Institute, and was a member of the Panel of Economic Advisers for the Congressional Budget Office from 2004 to 2006. From 2001 to 2003, Dr. Hubbard served as Chairman of the U.S. Council of Economic Advisers and as Chairman of the Economic Policy Committee of the Organization for Economic Cooperation and Development. Dr. Hubbard is a member of the Board of Directors of Automatic Data Processing, Inc., BlackRock Closed-End Funds, Capmark Financial Group, Inc., Duke Realty Corporation, KKR Financial Holdings LLC and Ripplewood Holdings. He is also a Director or Trustee of the Economic Club of New York, Tax Foundation, Resources for the Future, Manhattan Council, and Fifth Avenue Presbyterian Church, New York, and a member of the Advisory Board of the National Center on Addiction and Substance Abuse. Dr. Hubbard holds a Ph.D. and master’s degree in economics from Harvard University, and a bachelor of arts degree and a bachelor of sciences degree from the University of Central Florida. He has been a Director of MetLife and Metropolitan Life Insurance Company since February 2007.

James M. Kilts, age 60, has been Partner, Centerview Partners Management, LLC, a

MetLife 2008 Proxy Statement

financial advisory firm, since October 2006. He had been Vice Chairman of the Board of The Procter & Gamble Company from October 2005, following the merger of The Gillette Company with Procter & Gamble, until October 2006. Previously and, until October 2005, he had served as Chairman of the Board, Chief Executive Officer and President of Gillette since January 2001, February 2001 and November 2003, respectively. Prior to joining Gillette, Mr. Kilts was President and Chief Executive Officer of Nabisco Group Holdings Corp. from December 1999 until it was acquired in December 2000 by Philip Morris Companies Inc., now Altria Group Inc. He was President and Chief Executive Officer of Nabisco Holdings Corp. and Nabisco Inc. from January 1998 to December 1999. Before that, he was an Executive Vice President, Worldwide Food, Philip Morris, from 1994 to 1997 and served as President of Kraft USA from 1989 to 1994. Previously, he served as President of Kraft Limited in Canada and as Senior Vice President of Kraft International. Mr. Kilts began his business career with General Foods Corporation in 1970. Mr. Kilts is a member of the Board of Directors of Pfizer, Inc. and MeadWestvaco Corporation, and a member of the Supervisory Board of the Nielsen Company, a leading global and information media company. He also serves on the Board of Overseers of Weill Cornell Medical College. Mr. Kilts currently serves on the Board of Directors of The New York Times Company but has elected not to stand for reelection at the annual meeting of stockholders to be held on April 22, 2008. A graduate of Knox College, Mr. Kilts serves on the College’s Board of Trustees, is Chairman of the Advisory Council of the University of Chicago Graduate School of Business and is a Trustee of the University of Chicago. He previously was Chairman of the Grocery Manufacturers of America. Mr. Kilts has been a Director of MetLife and Metropolitan Life Insurance Company since 2005.

David Satcher, M.D., Ph.D., age 67, is the Director of the Satcher Health Leadership Institute and the Center of Excellence on Health Disparities at the Morehouse School of Medicine (MSM), where he also occupies the Poussaint-Satcher-Cosby Chair in Mental Health. From December 2004 to July 2006, Dr. Satcher served as the President of MSM. From September 2002 to December 2004, Dr. Satcher was the Director of the National Center for Primary Care at MSM. Dr. Satcher completed his four-year term as the 16th Surgeon General of the United States in February 2002, after which he served as a Senior Visiting Fellow with the Kaiser Family Foundation until he assumed the post of Director of the National Center for Primary Care. Dr. Satcher served as the U.S. Assistant Secretary for Health from 1998 to January 2001, and from 1993 to 1998, he was the Director of the Centers for Disease Control and Prevention and the administrator of the Agency for Toxic Substances and Disease Registry. Dr. Satcher is a member of the Board of Directors of Johnson & Johnson, the Kaiser Family Foundation, the Community Foundation of Greater Atlanta and the United Way of Atlanta, and is Co-Chair of the Advertising Council’s Advisory Committee on Public Issues. Dr. Satcher has been a Director of MetLife and Metropolitan Life Insurance Company since February 2007.

The following Class II Director is continuing in office until the 2008 Annual Meeting:

Charles M. Leighton, age 72, is Executive Director, US SAILING. He was Chairman of the Board and Chief Executive Officer of the CML Group, Inc., a specialty retail company, from 1969 until his retirement in March 1998. Mr. Leighton is a Trustee of Lahey Clinic. Mr. Leighton received a bachelor’s degree and an honorary law degree from Bowdoin College and a master’s degree in business administration from Harvard Business School. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1996.

MetLife 2008 Proxy Statement

Proposal Two — Ratification of Appointment of the Independent Auditor

The Board of Directors recommends that you vote to ratify the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2008.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2008, subject to shareholder ratification. Deloitte has served as independent auditor of MetLife and most of its subsidiaries, including Metropolitan Life Insurance Company, for many years. Its long term knowledge of the MetLife group of companies, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•	Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the key members of the engagement team for the audit of the Company’s financial statements;

•	Deloitte’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

The Audit Committee assures the regular rotation of the audit engagement team partners as required by law.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under
Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed in the next fiscal year and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform during the next fiscal year and an estimated amount of fees for each of those services, as well as information on pre-approved services provided by the independent auditor in the current year.

Based on this information, the Audit Committee pre-approves the audit services that the Company expects to be performed by the independent auditor in connection with the audit of the Company’s financial statements for the next fiscal year, and the audit-related, tax and other permitted non-audit services that management may desire to engage the independent auditor to perform during the next fiscal year. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor.

If, during the course of the year, the audit, audit-related, tax and other permitted non-audit fees exceed the previous estimates provided to the Audit Committee, the Audit Committee determines whether or not to approve the additional fees. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor.

Representatives of Deloitte will attend the 2008 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

MetLife 2008 Proxy Statement

All of the fees set forth below have been pre-approved by the MetLife Audit Committee in accordance with its pre-approval procedures.

Independent Auditor’s Fees for 2007 and 2006(1)

	2007	2006

Audit Fees(2)	$40.4 million	$44.5 million
Audit-Related Fees(3)	5.4 million	7.0 million
Tax Fees(4)	1.0 million	1.9 million
All Other Fees(5)	0.1 million	0.2 million

(1)	The fees shown in the table include fees billed to Reinsurance Group of America, Incorporated, a publicly traded company and majority-owned subsidiary of MetLife. Such fees in fiscal years 2007 and 2006 were approved by the Audit Committee.

(2)	Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(3)	Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(4)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers and acquisitions, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities.

(5)	Fees for other types of permitted services.

MetLife 2008 Proxy Statement

Corporate Governance

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters. In January 2008, the Board amended the Corporate Governance Guidelines to establish guidelines for ownership of MetLife stock by Non-Management Directors. For more information about the stock ownership guidelines, see “Stock Ownership Guidelines for Non-Management Directors” on page 25.

Other topics covered by the Guidelines include:

•	Director qualifications, independence and responsibilities;

•	the identification of candidates for Board positions;

•	the Committees of the Board;

•	management succession;

•	Director access to management and outside advisors;

•	Director compensation;

•	the appointment of a Lead Director by the Independent Directors; and

•	the Board’s majority voting standard in uncontested Director elections, which is also reflected in the Company’s By-Laws.

A printable version of the Corporate Governance Guidelines may be found on MetLife’s website at http://www.metlife.com/corporategovernance. A copy of the Corporate Governance Guidelines also may be obtained by any shareholder by submitting a written request to MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.

Information About the Board of Directors.

Responsibilities, Independence and Composition of the Board of Directors.  The Directors of MetLife are individuals upon whose judgment, initiative and efforts the success and long-term value of the Company depend. As a Board, these individuals review MetLife’s business policies and strategies and oversee the management of the Company’s businesses by the Chief Executive Officer and the other officers of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act (Executive Officers). The Board currently consists of 16 Directors, 15 of whom are both Non-Management Directors and Independent Directors. Effective as of the 2008 Annual Meeting, the size of the Board is being reduced to 13 members, 12 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the New York Stock Exchange Inc.’s Corporate Governance Standards (NYSE Governance Standards). An Independent Director for Audit Committee purposes meets additional requirements of Rule 10A-3 under the Exchange Act.

As permitted by the NYSE Governance Standards, the Board of Directors has adopted Categorical Standards Regarding Director Independence (Categorical Standards) to assist it in making determinations of independence. The Board has determined that the Independent Directors satisfy all applicable Categorical Standards. The Categorical Standards are set forth in Appendix A to this Proxy Statement. They are also included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at http://www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

MetLife 2008 Proxy Statement

The Board has affirmatively determined that Sylvia Mathews Burwell, Eduardo Castro-Wright, Burton A. Dole, Cheryl W. Grisé, James R. Houghton, R. Glenn Hubbard, Helene L. Kaplan, John M. Keane, James M. Kilts, Charles M. Leighton, Hugh B. Price, David Satcher, Kenton J. Sicchitano, William C. Steere, Jr. and Lulu C. Wang are all Independent Directors who do not have any material relationships with the Company or any of its consolidated subsidiaries.

Mrs. Kaplan is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP (Skadden), which provides legal services to the Company and its affiliates. Under the Categorical Standards, a Director’s independence is not impaired because the Director holds a salaried position at an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to the entity during the most recently completed fiscal year was less than two percent of the other entity’s consolidated gross revenues. In determining that Mrs. Kaplan is independent, the Board considered that the payments received by Skadden from the Company in 2007 were less than two percent of Skadden’s consolidated gross revenues. In addition, Mrs. Kaplan is paid a salary by Skadden and has no ownership or management rights in the firm. Mrs. Kaplan will retire from the Board of Directors effective as of the 2008 Annual Meeting.

Ms. Grisé was an executive officer of Northeast Utilities until her retirement in June 2007. Northeast Utilities and its subsidiaries have issued debt securities and commercial paper that is held by MetLife. In determining that Ms. Grisé’s former position with Northeast Utilities had not impaired her independence, the Board considered that MetLife’s holdings of these securities constitute less than three percent of Northeast Utilities’ total consolidated assets at September 30, 2007, based on information available to the Company, which is the relevant threshold under the Categorical Standards.

In determining that Ms. Burwell is independent, the Board considered that Ms. Burwell’s sister is an executive officer of Local Initiatives Support Corporation (LISC), a not-for-profit corporation that provides financial and other support to resident-led community-based development organizations. Metropolitan Life Insurance Company is a lender to LISC under its social investment program and also holds equity investments in certain LISC-related partnerships. The MetLife Foundation makes financial contributions to LISC and holds an equity investment in a LISC-related partnership. The Board of Directors did not consider Ms. Burwell’s sister’s relationship with LISC to be material to Ms. Burwell’s independence because the LISC-related transactions were each made in the ordinary course and Ms. Burwell’s sister has not been directly engaged in any of these transactions. In addition, the Board considered that if Ms. Burwell’s relationship with LISC had been direct rather than indirect, the financial transactions involving Metropolitan Life Insurance Company, the MetLife Foundation and LISC would not exceed the relevant thresholds in the Categorical Standards.

The Company’s Board of Directors is divided into three classes. One class is elected each year to hold office for a term of three years. Of the 16 current Directors, seven are Class III Directors with terms expiring at the 2008 Annual Meeting, four are Class I Directors with terms expiring at the 2009 Annual Meeting, and five are Class II Directors with terms expiring at the 2010 Annual Meeting. As a result of the retirement of three Directors and reduction of the size of the Board to 13 members, effective as of the 2008 Annual Meeting, the size of Class III will be reduced to five Directors and the size of Class II will be reduced to four Directors.

Executive Sessions of Non-Management Directors.  The Non-Management Directors of the Company (all of whom were also Independent Directors of the Company during 2007) meet in regularly scheduled executive sessions without the presence of the Company’s management. If the group of Non-Management Directors were to include Directors who were not also Independent Directors, the Independent Directors would meet, at least once a year, in an executive session that included only Independent Directors. The Independent Directors annually appoint a Lead Director, who presides when the Non-Management Directors meet in executive session. Mr. Steere has served as Lead Director since January 2006.

MetLife 2008 Proxy Statement

Director Nomination Process.  Potential candidates for nomination as Directors are identified by the Governance Committee and the Board of Directors through a variety of means, including recommendations of search firms, Board members, Executive Officers and shareholders. Potential candidates for nomination as Director must provide written information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

The Governance Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance Committee, MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at the 2009 Annual Meeting must be received by the Corporate Secretary no later than December 23, 2008.

The Governance Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.

The shareholder’s recommendation must set forth all the information regarding the person recommended that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, and must include the recommended nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. In addition, the shareholder’s recommendation must include (i) the name and address of the recommending shareholder and the candidate being recommended; (ii) a description of all arrangements or understandings between the nominating shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) a representation that the recommendation is being made by a beneficial owner of the Company’s stock; and (iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.

Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Company would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•	Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a leader in American business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•	Reputation and Integrity. Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

MetLife 2008 Proxy Statement

•	Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of finance, sound business judgment, and an appropriate educational background.

In recommending candidates for election as Directors, the Governance Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the NYSE Governance Standards and such other criteria as shall be established from time to time by the Board of Directors.

Board Meetings and Director Attendance in 2007.  In 2007, there were 10 regular and special meetings of the Board of Directors. All Directors with the exception of Sylvia Mathews Burwell attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2007. Ms. Burwell was on maternity leave from September 1, 2007 to December 31, 2007. During this period, she continued to receive and review all materials provided to Board members and members of the Board Committees on which she serves, and engaged in discussions with other Directors and members of Company management.

Procedures for Reviewing Related Person Transactions.

The Company has established written procedures for the review, approval or ratification of related person transactions. A Related Person Transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related Person Transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report Related Person Transactions in writing to the Company. The Governance Committee reviews, approves or ratifies Related Person Transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies Related Person Transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance Committee or the Chief Executive Officer will approve a Related Person Transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying

MetLife 2008 Proxy Statement

it in a manner that would allow it to be ratified or approved in accordance with the procedures.
Board Committees.

MetLife’s Board of Directors has designated seven Board Committees. These Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each of the Committees are summarized below. Only Independent Directors may be members of the Audit, Compensation, Governance and Finance and Risk Policy Committees. Metropolitan Life Insurance Company also has designated Board Committees, including an Investment Committee. Each Committee of the Board of Directors has a Charter that defines the Committee’s purposes and responsibilities. The Charters for the Audit, Compensation and Governance Committees incorporate the requirements of the SEC and the New York Stock Exchange (NYSE) to the extent applicable. Current, printable versions of these Charters are available on MetLife’s website at http://www.metlife.com/corporategovernance. Print copies of these Charters also may be obtained by submitting a written request to MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.

The Audit Committee

The Audit Committee, which consists entirely of Independent Directors,

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor;

•	assists the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes, the adequacy of the Company’s internal control over financial reporting and the integrity of its financial statements;

•	pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk management and risk assessment, and reviews the performance of the Company’s internal audit function;

•	discusses with management, the Company’s General Auditor and the independent auditor the Company’s filings on Forms 10-K and 10-Q and the financial information in those filings;

•	prepares an annual report to the shareholders for presentation in the Company’s proxy statement, the 2008 report being presented on pages 28 and 29 of this Proxy Statement; and

•	has the authority to obtain advice and assistance from, and to receive appropriate funding from the Company for the retention of, outside counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee met ten times during 2007.  A more detailed description of the role and responsibilities of the Audit Committee is set forth in the Audit Committee Charter.

Financial Literacy and Audit Committee Financial Expert.  The Board of Directors has determined that the members of the Audit Committee are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has also determined that a majority of the members of the Audit Committee would qualify as “audit committee financial experts,” as such term is defined by the SEC, including James R. Houghton, the Chair of the Committee.

The Compensation Committee

The Compensation Committee, which consists entirely of Independent Directors,

•	assists the Board in fulfilling its responsibility to oversee the compensation and benefits of the Company’s executives and other employees of the MetLife enterprise;

•	approves the goals and objectives relevant to the Chief Executive Officer’s total compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive

MetLife 2008 Proxy Statement

Officer’s total compensation level based on such evaluation;

•	reviews and recommends approval by the Board of Directors of the total compensation of other officers at the level of executive vice president or above, including their base salaries, annual incentive compensation and long-term equity-based incentive compensation;

•	has sole authority to retain, terminate and approve the fees and other retention terms of any compensation consultants retained to assist the Committee in evaluating executive compensation; and

•	reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K), and, based on such review and discussions, (i) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K) and (ii) issues the Compensation Committee Report for inclusion in the proxy statement (the 2008 Report appears on page 30 of this Proxy Statement).

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its Charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officers of the Company any portion of the Committee’s duties and responsibilities, if the Committee believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the NYSE Governance Standards.

To assist the Committee in carrying out its responsibilities, the Compensation Committee, at its sole initiative without seeking a recommendation from MetLife management, selected and retained Hewitt Associates, Inc. (Hewitt) as its executive compensation consultant. Hewitt provides the Committee with competitive market compensation data and overall market trends about executive compensation, advises the Committee about the overall design and implementation of MetLife’s executive compensation programs, and provides ongoing advice to the Committee about regulatory and accounting developments that may affect the Company’s executive compensation programs. The fees paid to Hewitt for providing such consulting services to the Compensation Committee in 2007 were $196,621.

With the knowledge and concurrence of the Committee, the Company has retained a separate and distinct unit of Hewitt to provide recordkeeping and call center services for the Company’s retirement program, as well as benefits analyses, communications, and other general human resources consulting. The aggregate fees for Hewitt’s services to the Company and its affiliates (other than those for consulting services to the Compensation Committee) for 2007 were $6,659,546.

The Committee believes that Hewitt as its compensation consultant must be able to provide candid, direct, independent and objective advice to the Committee that is not influenced by any other relationship that Hewitt might have with the Company. To that end:

•	the Committee on its own initiative selected and retained Hewitt as its consultant;

•	Hewitt reports directly to the Committee about executive compensation matters;

•	Hewitt meets with the Committee in executive sessions that are not attended by any of the Company’s Executive Officers and Hewitt has direct access to the Chair and members of the Committee between meetings; and

•	the Committee does not direct Hewitt to perform its services in any particular manner or under any particular method.

The Committee annually receives information relating to all services that Hewitt provides to the Company and the fees that Hewitt receives for such services. The Committee closely examines the steps that Hewitt has taken to ensure the independence

MetLife 2008 Proxy Statement

of its executive compensation consulting practice. The Committee has been informed that:

•	Hewitt has segregated the executive compensation consulting practice into a single, separate business unit within Hewitt;

•	Hewitt pays its executive compensation consultants based solely on the results of individual performance and that of the executive compensation practice, and not based on the performance of any other part of Hewitt;

•	Hewitt ensures that the compensation of its executive compensation consultants is not impacted by the overall performance of Hewitt by eliminating equity awards from their compensation; and

•	Hewitt ensures that its executive compensation consultants do not oversee, sell, or manage other Hewitt services for their board-level clients.

For these reasons, the Committee believes that it is receiving independent and objective executive compensation advice from Hewitt.

For information about the key factors that the Compensation Committee considers in determining the compensation of the members of the Company’s Executive Group, which is comprised of the most senior executives of the Company, as well as the role of the Chief Executive Officer in setting such compensation, see “Compensation Discussion and Analysis” beginning on page 31. Also see the Compensation Discussion and Analysis for information about compensation paid to the Named Executive Officers listed in the Summary Compensation Table on page 41.

The Compensation Committee met six times during 2007.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2007, no Executive Officer of MetLife served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

The Executive Committee

The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2007.

The Finance and Risk Policy Committee

In June 2007, the Board of Directors established the Finance and Risk Policy Committee and transferred to it certain finance and risk oversight responsibilities previously performed by the Governance Committee.

The Finance and Risk Policy Committee, which consists entirely of Independent Directors,

•	assists the Board in overseeing the Company’s financial policies and strategies, capital structure and dividend policies, and internal risk management functions;

•	approves or recommends for Board consideration financial matters such as the issuance or repurchase of the Company’s securities, payment of dividends on the Company’s securities, acquisitions or dispositions of businesses, and funding of the Company’s subsidiaries; and

•	reviews the Company’s policies, practices and procedures regarding risk assessment, management, and mitigation.

A more detailed description of the role and responsibilities of the Finance and Risk Policy Committee is set forth in the Committee’s Charter.

The Finance and Risk Policy Committee met three times during 2007.

The Governance Committee

In June 2007, the Board of Directors adopted a revised Charter for the Governance Committee. Certain finance and risk oversight responsibilities previously performed by the Governance Committee were transferred to a newly-established Finance and Risk Policy Committee.

MetLife 2008 Proxy Statement

The Governance Committee, which consists entirely of Independent Directors,

•	assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria established by the Board;

•	develops and recommends corporate governance guidelines to the Board;

•	recommends to the Board policies and procedures regarding shareholder nomination of Director candidates;

•	recommends to the Board policies and procedures regarding communication with Non-Management Directors;

•	reviews, approves or ratifies, in accordance with applicable policies and procedures established by the Company, Related Person Transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members, as well as any transactions referred to the Committee by the Chief Executive Officer; and

•	performs other duties and responsibilities, including recommending the appointment of Directors to serve as the Chairs and members of the Committees of the Board, overseeing the Board’s self-evaluation process, reviewing the compensation and benefits of the Non-Management Directors, and recommending modifications of such compensation and benefits as may be appropriate.

A more detailed description of the role and responsibilities of the Governance Committee is set forth in the Governance Committee Charter.

The Governance Committee from time to time reviews the compensation and benefits provided to Non-Management Directors, with the assistance of its independent compensation consultant, Hewitt Associates. The Committee engaged Hewitt to advise it on the design and development of the current compensation program for Non-Management Directors, including Director compensation levels and amounts paid to Directors for service as a Committee Chair or as the Lead Director. Hewitt also provided the Committee with market data on director compensation at comparator companies. For additional information about compensation paid to Non-Management Directors in 2007, see “Compensation of Non-Management Directors — 2007 Director Compensation Table” and the accompanying narrative beginning on page 23.

The Governance Committee met seven times during 2007.

The Public Responsibility Committee

The Public Responsibility Committee

•	oversees the Company’s charitable contributions, public benefit programs and other corporate responsibility matters, reviewing, in this regard, the Company’s goals and strategies for its contributions in support of health, education, civic affairs, culture and similar purposes, and its social investment program in which loans and other investments are made to support affordable housing, community, business and economic development and health care services for low and moderate income communities;

•	reviews the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interests of the Company; and

•	annually reviews and recommends the Company’s charitable contribution budget to the Board of Directors for its approval.

The Public Responsibility Committee met three times during 2007.

The Sales Practices Compliance Committee

The Sales Practices Compliance Committee

•	oversees compliance matters concerning the sale or marketing of insurance products to individuals and institutions by MetLife’s subsidiaries;

•	reviews policies and procedures with respect to sales practices compliance matters;

•	reviews audit plans and budgets for sales office audits prepared by the Corporate Ethics and Compliance Department related to sales practices compliance matters; and

•	receives and reviews reports concerning activities related to sales practices compliance matters,

MetLife 2008 Proxy Statement

including reports from the leadership of the Company’s Corporate Ethics and Compliance Department concerning allegations of fraud and misconduct and unethical business practices and reports of any significant investigations by governmental authorities.

The Sales Practices Compliance Committee met three times during 2007.

The Investment Committee of Metropolitan Life Insurance Company

The Investment Committee of Metropolitan Life Insurance Company

•	oversees the investment activities of Metropolitan Life Insurance Company and certain of its subsidiaries;

•	at the request of MetLife, also oversees the management of investment assets of MetLife and certain of MetLife’s subsidiaries and, in connection therewith, reviews reports from the investment officers on the investment activities and performance of the investment portfolio of such companies and submits reports about such activities and performance to MetLife;

•	authorizes designated investment officers, within specified limits and guidelines, to make and sell investments for Metropolitan Life Insurance Company’s general account and separate accounts consistent with applicable laws and regulations and applicable standards of care;

•	reviews reports from the investment officers regarding the conformity of investment activities with the Committee’s general authorizations, applicable laws and regulations and applicable standards of care; and

•	reviews and approves Metropolitan Life Insurance Company’s derivatives use plans and reviews reports from the investment officers on derivative transaction activity; reviews and approves Metropolitan Life Insurance Company’s high return program plan and reviews reports from the investment officers on high return program activity; reviews reports from the investment officers on the investment activities and performance of investment advisors that are engaged to manage certain investments of Metropolitan Life Insurance Company; reviews reports from the investment officers on the non-performing assets in Metropolitan Life Insurance Company’s investment portfolio; and reviews Metropolitan Life Insurance Company’s investment plans and receives periodic updates of performance compared to projections in the investment plans.

The Investment Committee met eight times during 2007.

MetLife 2008 Proxy Statement

The following table lists the Directors who currently serve on the Committees described above.

MEMBERSHIP ON BOARD COMMITTEES

Investment
							Sales	(Metropolitan
				Finance and		Public	Practices	Life Insurance
	Audit	Compensation	Executive	Risk Policy	Governance	Responsibility	Compliance	Company)
C. R. Henrikson			◆			●		●
S. M. Burwell	●			●	●	●
B. A. Dole, Jr.	●			●		●		◆
C.W. Grisé	●	●			◆		●	●
J. R. Houghton	◆	●	●	●	●
R.G. Hubbard			●	●	●			●
H. L. Kaplan			●	◆	●	●		●
J. M. Keane	●				●		●
J. M. Kilts		●		●	●
C. M. Leighton		●	●				◆	●
H. B. Price	●					◆	●
D. Satcher			●		●	●	●
K. J. Sicchitano	●	●		●			●	●
W. C. Steere, Jr.	●	◆	●	●	●		●

(◆ = Chair  ● = Member)

Eduardo Castro-Wright and Lulu C. Wang were elected to the Board of Directors effective March 3, 2008. The Company currently expects that at the Board of Directors meeting to be held on April 22, 2008, Mr. Castro-Wright will be appointed to the MetLife Audit Committee, Compensation Committee and Governance Committee, and Ms. Wang will be appointed to the MetLife Governance Committee and Public Responsibility Committee and the Metropolitan Life Insurance Company Investment Committee.

MetLife 2008 Proxy Statement

Compensation of Non-Management Directors

2007 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Curtis H. Barnette	$0	$0	$0	$13,375	$13,375
Sylvia M. Burwell	$112,500	$112,500	$0	$1,584	$226,584
Burton A. Dole, Jr.	$137,500	$112,500	$0	$0	$250,000
Cheryl W. Grisé	$112,500	$112,500	$0	$6,084	$231,084
James R. Houghton	$137,500	$112,500	$0	$2,649	$252,649
R. Glenn Hubbard	$140,625	$140,625	$0	$6,452	$287,702
Harry P. Kamen	$0	$0	$0	$0	$0
Helene L. Kaplan	$137,500	$112,500	$0	$7,649	$257,649
John M. Keane	$112,500	$112,500	$0	$1,584	$226,584
James M. Kilts	$112,500	$112,500	$0	$6,584	$231,584
Charles M. Leighton	$137,500	$112,500	$0	$2,316	$252,316
Hugh B. Price	$137,500	$112,500	$0	$15,316	$265,316
David Satcher	$140,625	$140,625	$0	$1,452	$282,702
Kenton J. Sicchitano	$112,500	$112,500	$0	$1,584	$226,584
William C. Steere, Jr.	$162,500	$112,500	$0	$19,018	$294,018

(1)	C. Robert Henrikson was compensated in 2007 in his capacity as an Executive Officer of the Company, but received no compensation in his capacity as a member of the Board of Directors. For information about executive compensation paid to Mr. Henrikson in 2007, see the Summary Compensation Table on page 41 and the accompanying narrative disclosure. Eduardo Castro-Wright and Lulu C. Wang were elected to the Board of Directors effective March 3, 2008 and, as a result, did not receive any compensation from the Company in 2007 and are not included in the above table or its footnotes. In accordance with the Board’s retirement policy, Messrs. Barnette and Kamen retired from the Board effective at the time of the 2007 Annual Meeting of Shareholders. Pursuant to the Company’s Board compensation practices, on April 25, 2006, Messrs. Barnette and Kamen received payment of their Annual Retainer fees for the period through the 2007 Annual Meeting of Shareholders. In relation to his prior service as Chief Executive Officer of Metropolitan Life Insurance Company, Mr. Kamen received pension payments, secretarial support and the use of an office in 2007.

(2)	The amounts reported in this column represent the cash component of the Annual Retainer paid to the Non-Management Directors in 2007, as well as additional fees paid for service as a Committee Chair or Lead Director. The amounts reported for R. Glenn Hubbard and David Satcher include both the cash component of the Annual Retainer fee that was paid on April 24, 2007 ($112,500), as well as the cash component of a prorated retainer fee ($28,125) paid for their service as Directors from the time of their initial election to the Board of Directors on February 1, 2007 to April 24, 2007. For additional information, see “Directors’ Retainer Fees” on page 25.

(3)	The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (2005 Directors Stock Plan), which was approved by the Company’s shareholders in 2004, authorizes the Company to issue shares of common stock in payment of Director retainer fees. On April 24, 2007, each Non-Management Director was granted 1,744 shares of the Company’s common stock, which was the stock component of the Annual Retainer paid to the Non-Management Directors in 2007. R. Glenn Hubbard and David Satcher also were granted 446 shares each on February 1, 2007 as the stock component of the prorated retainer payment for their service as Directors from the time of their initial election to the Board of Directors on February 1, 2007 to April 24, 2007. The dollar amounts reported in this column represent the

MetLife 2008 Proxy Statement

grant date fair market value of such stock awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standard 123 (Revised). The grant date fair market value represents the number of shares awarded multiplied by the closing price of the Company’s common stock on the date of grant. The closing price of the Company’s common stock on the NYSE was $64.52 on April 24, 2007 and $63.16 on February 1, 2007. Stock awards granted to the Non-Management Directors as part of their Annual Retainer vest immediately upon their grant. As a result, no stock awards were outstanding for any of the Non-Management Directors as of December 31, 2007.

For information about the security ownership of the Non-Management Directors as of February 28, 2008, see “Security Ownership of Directors and Executive Officers” beginning on page 61. For additional information about the Directors’ Annual Retainer, see “Directors’ Retainer Fees” on page 25.

(4)	The following table shows the aggregate number of stock option awards outstanding for each Non-Management Director as of December 31, 2007. These awards vested but had not been exercised as of December 31, 2007. The awards were issued pursuant to The MetLife, Inc. 2000 Directors Stock Plan (2000 Directors Stock Plan), which was in effect until April 15, 2005 when it was replaced by the 2005 Directors Stock Plan.

	Number of		Number of		Number of
	Option Awards		Option Awards		Option Awards
Name	Outstanding	Name	Outstanding	Name	Outstanding

Burwell	553	Kaplan	6,836	Price	6,836
Dole	6,836	Keane	1,210	Satcher	0
Grisé	178	Kilts	0	Sicchitano	1,536
Houghton	6,836	Leighton	6,836	Steere	6,836
Hubbard	0

(5)	The amounts reported in this column include the dollar value of life insurance premiums paid by Metropolitan Life Insurance Company in 2007 for individual life insurance coverage for Messrs. Barnette, Price and Steere, as well as a proportionate share of a $20,000 service fee paid to administer the policies. These amounts totaled as follows: Barnette: $12,059; Price: $9,000; Steere: $12,702. Mrs. Kaplan and Mr. Houghton also have life insurance policies under this program. However, the premium for their policies was paid in full prior to 2007 and, as a result, only the proportionate share of the service fee for administering their policies is included in this column for Mrs. Kaplan and Mr. Houghton. The amounts reported in this column also include the dollar value of life insurance premiums paid by Metropolitan Life Insurance Company in 2007 for group life insurance coverage for Ms. Burwell, Ms. Grisé, and Messrs, Hubbard, Keane, Kilts, Satcher and Sicchitano. These amounts totaled as follows: Burwell, Grisé, Keane, Kilts and Sicchitano: $1,584 each; Hubbard and Satcher: $1,452 each. See “Directors’ Benefit Programs” on page 25 for additional information.

Also included in this column are payments made by Metropolitan Life Insurance Company pursuant to the charitable gift program for Non-Management Directors. Under this program, Non-Management Directors elected as Directors of Metropolitan Life Insurance Company prior to October 1, 1999 may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from Metropolitan Life Insurance Company in the name of that Director following the Director’s death. The Directors who participated in this program in 2007 were Mr. Barnette, Mr. Houghton, Mrs. Kaplan, Mr. Leighton, Mr. Price and Mr. Steere. Metropolitan Life Insurance Company paid a $25,000 service fee in 2007 to administer the program, but the premiums for the insurance policies under the program were paid in full prior to 2007. As a result, only the proportionate share of the program’s service fee for each participating Director is included in this column.

This column also includes charitable contributions made by the MetLife Foundation to colleges and universities under the matching gift program for employees and Non-Management Directors. In 2007, the

MetLife 2008 Proxy Statement

matching gifts made by the MetLife Foundation on behalf of Non-Management Directors totaled as follows: Grise: $4,500; Hubbard: $5,000; Kaplan: $5,000; Kilts: $5,000; Leighton; $1,000; Price: $5,000; Steere: $5,000.

The Company paid for personal expenses of certain Non-Management Directors in connection with Company business conferences or other events attended by such Directors in 2007. For each Non-Management Director for whom such expenses were paid, the aggregate amount paid by the Company in 2007 was less than $10,000.

The following discussion will assist in understanding the information reported in the 2007 Director Compensation Table:

Directors’ Retainer Fees.  The Company pays each Non-Management Director an Annual Retainer in the amount of $225,000, 50% of which is paid in shares of the Company’s common stock and 50% of which is paid in cash. In addition, the Company pays an annual cash retainer fee of $25,000 to each Non-Management Director who serves as Chair of a Board Committee, the Company’s Lead Director, and the Non-Management Director who serves as Chair of the Metropolitan Life Insurance Company Investment Committee.

Annual retainer fees are paid in advance at the time of the Company’s Annual Meeting. A Non-Management Director who serves for only a portion of the year is paid a prorated retainer fee in advance at the time of commencement of service to reflect the period of such service.

Director Fee Deferrals.  A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or shares (and any imputed dividends on those shares) until a later date or until after he or she ceases to serve as a Director. From 2000 to 2004, such deferrals could be made under the terms of the 2000 Directors Stock Plan (share awards) or the MetLife Deferred Compensation Plan for Outside Directors (cash awards). Since 2005, any such deferrals are made under the terms of the MetLife Non-Management

Director Deferred Compensation Plan, which was adopted in 2004 and amended in 2005, and is intended to comply with Internal Revenue Code Section 409A (Section 409A).

Directors’ Benefit Programs.  Non-Management Directors who joined the Board on or after January 1, 2003 receive $200,000 of group life insurance. Non-Management Directors who joined the Board prior to January 1, 2003 are eligible to continue to receive $200,000 of individual life insurance coverage under policies then in existence, for which MetLife would pay the Directors a cash amount sufficient to cover the cost of premiums. MetLife provides each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. Non-Management Directors are also eligible to participate in MetLife’s Long Term Care Insurance Program on a fully contributory basis.

Stock Ownership Guidelines for Non-Management Directors

The Board of Directors has established stock ownership guidelines for Non-Management Directors. Each is expected to own MetLife common stock-based holdings equal in value to at least three times the cash component of the MetLife Non-Management Directors Annual Retainer. Each Non-Management Director is expected to achieve this level of ownership by December 31 of the year in which occurs the third anniversary of his or her election to the Board.

MetLife 2008 Proxy Statement

The share ownership of the Non-Management Directors is reported below:

	Current Ownership Guideline	Ownership as a Multiple of
	as a Multiple of	Annual Cash Retainer Fee
Name	Annual Cash Retainer Fee	as of December 31, 2007

Sylvia M. Burwell	3	5.1
Burton A. Dole, Jr.	3	7.4
Cheryl W. Grisé	3	5.4
James R. Houghton	3	7.1
R. Glenn Hubbard	3	1.8
Helene L. Kaplan	3	7.9
John M. Keane	3	5.3
James M. Kilts	3	5.3
Charles M. Leighton	3	9.7
Hugh B. Price	3	8.0
David Satcher	3	1.5
Kenton J. Sicchitano	3	5.3
William C. Steere, Jr.	3	25.6

Dr. Hubbard and Dr. Satcher were first elected to the Board as of February 1, 2007 and are expected to achieve the minimum ownership threshold by December 31, 2010. Eduardo Castro-Wright and Lulu C. Wang were first elected to the Board as of March 3, 2008 and therefore are not included in the above table. They are expected to achieve the minimum ownership threshold by December 31, 2011.

Directors’ Retirement Policy

The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a member of MetLife’s Board after he or she reaches the age of 72, and that a Director may continue to serve until the Annual Meeting coincident with or immediately following his or her 72nd birthday. The Board of Directors waived the provisions of its retirement policy that would have required Mrs. Kaplan to serve only until the Annual Meeting coincident with or immediately following her 72nd birthday. No Director who is also an officer of MetLife may serve as a Director after he or she retires as an officer of MetLife or Metropolitan Life Insurance Company. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s retirement policy is set forth in the Company’s Corporate Governance Guidelines.

Codes of Conduct

Financial Management Code of Professional Conduct.  The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC, that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at http://www.metlife.com/corporategovernance. A print copy also may be obtained without charge by submitting a written request to the Company at One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary. No amendments to, or waivers of a provision of, the Financial Management Code of Professional Conduct that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Corporate Controller were entered into or made in 2007. If any such amendments or waivers were entered into or made, the Company would post information about them on the Company’s website at the address given above.

MetLife 2008 Proxy Statement

Employee Code of Business Conduct and Ethics and Directors’ Code of Business Conduct and Ethics.  The Company has adopted the Employee Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Executive Officers of the Company, and the Directors’ Code of Business Conduct and Ethics, which is applicable to the Directors of the Company. A current, printable version of the Employee Code and the Directors’ Code is available on the Company’s website at http://www.metlife.com/corporategovernance. A print copy also may be obtained by submitting a written request to the Company at One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.

MetLife 2008 Proxy Statement

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (Securities Act) or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting and internal control processes. For more information on the Audit Committee, see “Board Committees — The Audit Committee” on page 17.

Management has the responsibility for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte, as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the PCAOB.

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (AU 380), Statement on Auditing Standards (SAS) No. 114, and Rule 2-07 of Regulation S-X promulgated by the SEC. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding Deloitte’s independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.

During 2007, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of Sarbanes-Oxley and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2007 Form 10-K, which has been filed with the SEC. The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the year ended December 31, 2007 (2007 audited consolidated financial statements) and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 28, 2008 (Deloitte Report) regarding the 2007 audited consolidated financial statements included in the Company’s 2007 Form 10-K. The Deloitte Report states that MetLife’s 2007 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2007 and 2006 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America (GAAP) and includes an explanatory paragraph on the adoption of certain recently issued accounting standards. In reliance upon the reviews and discussions with

MetLife 2008 Proxy Statement

management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte Report, the Audit Committee recommended to the Board that
MetLife’s 2007 audited consolidated financial statements be included in the Company’s 2007 Form 10-K.

Respectfully,

James R. Houghton, Chair
Sylvia Mathews Burwell
Burton A. Dole, Jr.
Cheryl W. Grisé
John M. Keane
Hugh B. Price
Kenton J. Sicchitano
William C. Steere, Jr.

MetLife 2008 Proxy Statement

Compensation Committee Report

This report is furnished by the Compensation Committee of MetLife’s Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 31 through 40 of this Proxy Statement and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2007 Form 10-K.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Respectfully,

William C. Steere, Jr., Chair
Cheryl W. Grisé
James R. Houghton
James M. Kilts
Charles M. Leighton
Kenton J. Sicchitano

MetLife 2008 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program. It also describes key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group. The Executive Group includes the Named Executive Officers as well as the other Executive Officers of the Company.

Overview of Compensation Program

MetLife uses a competitive total compensation structure that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of those three elements. The Independent Directors approve the Total Compensation for the Chief Executive Officer and the other Executive Group members.

The Compensation Committee reviews each Executive Group member’s Total Compensation and recommends Total Compensation amounts for approval by the Independent Directors. When determining an Executive Group member’s Total Compensation, the Committee considers the three elements of Total Compensation together. As a result, decisions on one element impact the decisions on the other elements.

The Compensation Committee also reviews other compensation and benefit programs, such as retirement contributions and potential payments that would be made were an Executive Group member’s employment to end. Benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. As a result, decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards.

Generally, the forms of compensation and benefits provided to the Executive Group members are similar to those provided to other officers of the Company. None of the Executive Group members is a party to any agreement with the Company that governs the executive’s employment.

The Compensation Committee has engaged an independent compensation consultant, Hewitt Associates, to assist it in its design and review of the Company’s compensation program. For more information on the role of Hewitt Associates regarding the Company’s executive compensation program, see “Board Committees — The Compensation Committee” beginning on page 17.

In 2007, the Compensation Committee directed a review of change-in-control severance arrangements. As a result, the Company adopted the MetLife Executive Severance Plan (Executive Severance Plan) to replace individual change-in-control agreements with Executive Group members. In adopting the new plan, the Compensation Committee eliminated the excise tax gross-up on severance pay and other benefits payable after a change-in-control of the Company. See “Change-in-Control Arrangements — Executive Severance Plan” on page 40.

Compensation Philosophy and Objectives

MetLife’s executive compensation program is designed to:

•	provide competitive Total Compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the Company’s compensation plans with its short- and long-term business strategies;

•	align the financial interests of the Company’s executives with those of its shareholders through stock-based incentives and stock ownership requirements; and

•	reinforce the Company’s pay for performance culture by making a significant portion of Total Compensation variable, and differentiating awards based on Company, business unit and individual performance.

MetLife 2008 Proxy Statement

The program motivates Executive Group members to achieve the Company’s business goals, and rewards such executives for achieving these goals. Each Executive Group member’s Total Compensation       reflects      the      Compensation
Committee’s assessment of performance and competitive market data. However, it does not structure particular elements of compensation to relate to separate individual goals or performance.

A substantial portion of the Executive Group members’ Total Compensation for 2007 performance was variable and dependent upon the attainment of performance objectives or the value of the Company’s common stock:

VARIABLE VS. FIXED COMPENSATION

To align executive and shareholder interests, the Compensation Committee allocated a greater portion of the Executive Group members’ variable compensation to stock-based incentives than it allocated to annual cash incentives as part of their overall Total Compensation for 2007 performance:

STOCK-BASED INCENTIVES VS. ANNUAL CASH INCENTIVES

For purposes of the above calculations, performance shares were valued at the closing price of MetLife common stock on the date of the grants and each stock option was valued at one-third of that price. See “Stock-Based Long-Term Incentive Awards” on page 36.

Benchmarking Compensation

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation structure using benchmark data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (Comparator Group). The current Comparator Group consists of the 13    insurance   companies     and  12     financial

services companies listed under “Comparator Group” below. These companies are similar to MetLife in size (measured by revenue, market capitalization or assets) or in the importance of investment and risk management to their business.

The Compensation Committee has determined that Total Compensation opportunities are competitive if they fall between the 75th percentile of insurance companies in the Comparator Group and the

MetLife 2008 Proxy Statement

50th percentile of the entire Comparator Group. The percentile for insurance companies is in recognition of MetLife’s size and market position in the insurance industry. The Compensation Committee does not benchmark compensation on a separate element-by-element basis, but rather focuses on Total Compensation.

Comparator Group data is used to develop a Total Compensation opportunity range for each Executive Group member’s grade level. An Executive Group member’s Total Compensation is expected to fall within this range. For 2007 performance, the Total Compensation of Messrs. Henrikson and Toppeta fell within the approximate middle of the range for their respective grade levels and the Total Compensation for Mr. Wheeler and Ms. Weber fell within the upper-third of the range for their respective grade levels. The Total Compensation of Ms. Rein, who retired on March 1, 2008, was below her grade level range. Ms. Rein’s stock-based long-term incentive awards, which are designed in part to provide incentives for future performance, reflected the fact that her service will not continue.

The Compensation Committee reviews the composition of the Comparator Group from time to time to assure that it remains an appropriate benchmark for the Company.

COMPARATOR GROUP

Insurance Companies	Financial Services Companies
AEGON N.V.
The Allstate Corporation
American International Group, Inc.
AXA Financial, Inc.
The Hartford Financial Services Group, Inc.
ING Group
John Hancock Life Insurance Company
Lincoln National Corporation
Mass Mutual Life Insurance Company
Nationwide Financial Services, Inc.
New York Life Insurance Company
Principal Financial Group, Inc.
Prudential Financial, Inc.	American Express Company
Bank of America Corporation
Citigroup Inc.
HSBC Holdings plc
JPMorgan Chase & Co.
Merrill Lynch &Co., Inc.
Morgan Stanley & Co. Incorporated
SunTrust Banks, Inc.
U.S. Bancorp
Wachovia Corporation
Washington Mutual, Inc.
Wells Fargo & Company

Setting Compensation

CEO Compensation.  At the beginning of 2007, the Chief Executive Officer and the Compensation Committee established goals and objectives that were designed to drive Company performance. The Compensation Committee indicated the importance of each goal to the Company’s overall performance. For a description of these goals, see “Annual Incentive Awards” beginning on page 34.

In early 2008, the Compensation Committee recommended to the Independent Directors the Total Compensation for the Chief Executive Officer, including annual and stock-based awards and any base salary adjustments. The Committee’s Total Compensation recommendations for 2007 reflected its assessment of Mr. Henrikson’s performance relative to his established goals and objectives in his role as Chief Executive Officer, and took into account additional achievements that occurred during the year. The Committee also considered competitive market data provided by the Compensation Committee’s independent compensation consultant. The consultant’s report included a comparison and analysis of Mr. Henrikson’s compensation to chief executive officer compensation at Comparator Group companies. The comparison included historical information on Comparator Group companies’ size (measured by revenue, market capitalization and assets) and performance (measured by 3-year and 1-year growth in earnings per share and revenue, returns on equity and capital, and total shareholder return) compared to MetLife. The application of these practices and processes in 2007 resulted in higher compensation being awarded to Mr. Henrikson than other Executive

MetLife 2008 Proxy Statement

Group members due to Mr. Henrikson’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

Compensation of Other Executive Group Members.  At the beginning of 2007, the Chief Executive Officer and each Executive Group member agreed on the respective executive’s goals. In early 2008, the Chief Executive Officer provided to the Compensation Committee an assessment of the other Executive Group members’ performance during that year. He also recommended to the Committee Total Compensation amounts for each Executive Group member taking into account performance as well as available competitive data and compensation opportunities for each position. The Committee reviewed these amounts and recommended the components of each Executive Group member’s Total Compensation to the Independent Directors. Other than the Chief Executive Officer, no Executive Group member played a role in determining the compensation of any of the other Executive Group members.

Components of Compensation and Benefits

Base Salary.  The Company pays base salaries to the Executive Group members and other employees to compensate them for their services during the year. Salary rates are determined based on the Executive Group member’s position and scope of responsibilities, individual performance and competitive data.

The base salaries earned by the Named Executive Officers in 2007 are reported in the Summary Compensation Table on page 41.

Annual Incentive Awards.  The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards. AVIP awards are the primary compensation vehicle for recognizing and differentiating individual performance each year. They are designed to motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success.

In determining AVIP awards for the Executive Group members, the Compensation Committee considers, as a whole, the executive’s performance relative to individual goals, business units goals and Company performance. The Committee also considers, when applicable, additional business challenges or opportunities that arose during the year that were not reflected in the executive’s previously established goals for the year. The Committee determines the executive’s AVIP award using its judgment of all of these factors, and not by using a formula.

The Executive Group members’ performance goals and objectives are both financial and non-financial, and aligned with the Company’s performance objectives. The achievement of these goals drives the Company to meet its business objective of providing protection and security products and related services that meet customers’ financial needs. The Company accomplishes this through prudent risk-taking, investment portfolio management, and effectively deploying capital resources to ensure that the enterprise meets its obligations to policyholders while promoting and enhancing shareholder value.

MetLife 2008 Proxy Statement

The Executive Group members’ financial goals for 2007 included Operating Earnings, Earnings Per Share and Return on Equity. As shown below, under the leadership of Mr. Henrikson and the Executive Group, the Company achieved increases in Operating Earnings, Earnings Per Share, and Return on Equity in 2007 compared to its results for 2006. As a result, shareholder value was enhanced. The Compensation Committee considered these results in determining the Named Executive Officers’ AVIP awards.

	2007	2006

Operating Earnings ($ billions)	$4.762	$4.022
Earnings Per Share	$6.25	$5.22
Return on Equity	15.2%	14.4%

These performance measures are not calculated based on GAAP. Operating Earnings refers to operating earnings available to common shareholders. Earnings Per Share refers to operating earnings available to common shareholders per diluted common share. Return on Equity refers to operating return on common equity. These performance measures should be read in conjunction with Appendix B to this Proxy Statement, which includes a reconciliation of them to the most directly comparable GAAP measures.

The Executive Group members’ non-financial goals for 2007 included strategic planning, financial management, risk management, expense management, brand recognition, talent retention and recruitment, and investor and customer relations.

For Mr. Henrikson, executive succession planning and leadership development remained a key goal for 2007, as he assessed and placed several new senior executives. Mr. Henrikson also strengthened risk management and asset/liability management in 2007 and sustained and strengthened relations with investors and key customers and other important stakeholders.

Mr. Wheeler’s key goals for 2007 included risk and financial management. He strengthened the Company’s risk management organization and implemented effective capital management strategies. Mr. Wheeler’s goals also included management of business expansion initiatives, and he successfully identified and completed strategic corporate transactions, including international acquisitions.

Mr. Toppeta’s goals for 2007 included talent retention, market share, and persistency rates. In 2007, Mr. Toppeta increased the visibility of the MetLife brand internationally while expanding and retaining agency sales force, increasing market share for annuity sales and achieving strong persistency rates in key markets.

Ms. Rein’s goals for 2007 included retirement product marketing initiatives. In 2007, Ms. Rein launched a campaign to increase public understanding of the financial burden shift to employees in managing their retirement needs. She also promoted the MetLife brand through the Company’s innovative “If” advertising campaign.

Ms. Weber’s key goals for 2007 included sales and agent force productivity. In 2007, she increased sales of annuity and life insurance products, expanded and strengthened distribution networks and retained producers at rates above industry norms.

Each year, the Compensation Committee approves the maximum amount available for AVIP awards to all employees, including the Named Executive Officers. The calculation of this amount is based on the Company’s business plan for that year, and consists of two performance measures: Operating Earnings and Return on Equity. The Company’s 2007 Operating Earnings and Return on Equity produced a maximum dollar amount available for all AVIP awards to all employees of $529 million, or 11.1% of Operating Earnings. By comparison, the maximum dollar amount that would have been available for all AVIP awards to all employees under the Company’s 2007 business plan was $378 million, or 9.6% of the Operating Earnings under the business plan. The actual maximum dollar amount was higher than what would have been generated under the business plan because actual Operating Earnings ($4.762 billion) and Return on Equity (15.2%) were higher than the Operating Earnings of

MetLife 2008 Proxy Statement

$3.949 billion and Return on Equity of 12.4% under the Company’s business plan.

Internal Revenue Code Section 162(m) limits the amount of compensation paid to certain officers that the Company can deduct to $1 million per year for each officer, unless it is “performance-based.” To comply with the requirements for performance-based compensation, the Compensation Committee establishes maximum AVIP awards that may be paid to each of the Executive Group members. See “Non-Equity Incentive Plan Awards” on page 45 for more information about the individual maximums set for 2007 AVIP awards.

The actual AVIP awards to the Named Executive Officers for 2007 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 41.

Stock-Based    Long-Term    Incentive   Awards.
The Company awards stock options and performance shares as part of its Total Compensation program. These awards are designed to ensure that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Stock Ownership” on page 37).

Stock options align Executive Group members’ interests with those of shareholders. Performance shares align these interests and also encourage decisions and reward performance that contribute to the long-term growth of the Company’s business and enhance shareholder value. They do this by motivating Executive Group members to outperform MetLife’s competition in terms of key performance measures over a three-year period. Performance shares and stock options also provide an incentive for the Executive Group members to remain with the Company through the entire performance period or stock option vesting period. This is because they are normally forfeited if the executive leaves the Company voluntarily before the end of the applicable performance period or vesting period and is not Retirement Eligible, as defined in The Metropolitan Life Retirement Plan for United States Employees (Retirement Plan), or eligible for subsidized post-retirement medical benefits (Bridge Eligible). See “Pension Program” on page 38 for more information about the Retirement Plan.

Stock-based awards to all senior officers are generally allocated 50% in performance shares and 50% in stock options, using the formula for the calculations presented on page 32. The amount of stock-based awards the Compensation Committee grants is based on a discretionary assessment of an individual’s level of responsibility, performance and relative contribution and potential for assuming increased responsibilities.

Stock Options.  Stock options are granted at an exercise price equal to the closing price of a share of MetLife’s common stock on the date of grant. The ultimate value of stock options depends exclusively on increases in the price of MetLife’s common stock. One-third of each award of stock options vests on each of the first three anniversaries of the date of grant.

Performance Shares.  Performance shares are units that may become payable in shares of MetLife common stock at the end of a three-year performance period, depending on specified Company performance relative to MetLife’s competition. MetLife’s competition is defined for this purpose as the companies in the Standard & Poor’s Insurance Index (Insurance Index). The Insurance Index was chosen to measure MetLife’s performance because insurance is the predominant portion of the Company’s overall business mix. The final number of performance shares paid is determined by the Company’s performance in total shareholder return and operating earnings compared to the other companies in the Insurance Index. The amount paid can be as low as zero and as high as twice the number of performance shares granted. For additional information about the performance share formula, see “Equity Incentive Plan Awards” on page 45.

The Company has designed performance shares and stock options to meet the Section 162(m) requirements for performance-based compensation. As designed, these awards also qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. This allows the Company to provide stock-based incentive opportunities while limiting the volatility of the related accounting cost of such compensation. For information about the specific grants of stock options

MetLife 2008 Proxy Statement

and performance shares to the Named Executive Officers in 2007, see the table entitled “Grants of Plan-Based Awards in 2007” on page 45.

Equity Award Timing Practices

The Committee grants stock options and performance shares to the Executive Group members at its regularly scheduled meeting in February of each year. This meeting is on the same day that the Compensation Committee and the Board of Directors approve annual incentive compensation awards and any base salary increases. The exercise price of these stock options is the closing price of a share of MetLife’s common stock on the day the stock options are granted. The Company has never granted, and has no plans to grant, performance shares or stock options to current or new employees in coordination with the release of non-public information about the Company or any other company. The Chief Executive Officer does not have any authority to grant stock-based awards of any kind to any Executive Group members or Directors of the Company.

Opportunity Award Payouts

Prior to April 2005, the Company granted Opportunity Awards under the Long Term Performance Compensation Plan (Long Term Plan) rather than performance shares. No Opportunity Awards have been granted since that time.

These Opportunity Awards were granted for three-year performance periods beginning April 1 of each year. The final Opportunity Awards for the April 1, 2004 to March 31, 2007 performance period were based on each participant’s level of responsibility and potential impact on the Company’s long-term business results. Payout on these Opportunity

Awards was made in April, 2007. The primary factor used in determining amounts payable on Opportunity Awards was total shareholder return on the Company’s common stock during the applicable performance period. For additional information about these final Opportunity Awards, see the table entitled “Option Exercises and Stock Vested in 2007” on page 49.

Stock Ownership

To further promote an alignment of management’s interests with shareholders, the Company has established minimum stock ownership guidelines for approximately 700 MetLife employees, including the Executive Group members. Each is expected to own MetLife common stock in an amount that is equal to a percentage or multiple of annual base salary rate depending on position.

Employees may count toward these guidelines the value of shares they or their immediate family members own directly or in trust. They may also count shares held in the Company’s saving and investment program, shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) and deferred cash compensation or auxiliary benefits measured in value by the performance of MetLife common stock (Deferred Share Equivalents).

Each employee subject to the guidelines is expected to retain the net stock acquired through the exercise of stock options or from long-term incentive plan award payments until the employee meets the guidelines. The Company’s policy prohibits all employees, including the Executive Group members, from engaging in short swing sales, hedging, and trading in put and call options, with respect to the Company’s securities.

The share ownership of the Named Executive Officers is reported below:

	Current Ownership Guideline	Ownership as a Multiple of
	as a Multiple of	Annual Base Salary Rate
Name	Annual Base Salary Rate	as of December 31, 2007

C. Robert Henrikson	7	8.3
William J. Wheeler	3	3.9
William J. Toppeta	4	9.8
Catherine A. Rein	3	9.4
Lisa M. Weber	4	8.3

MetLife 2008 Proxy Statement

Retirement and Other Benefits

The Company participates in an annual survey on retirement benefits that compares the value of retirement benefits among large financial services and insurance companies. The Company generally intends, over the long-term and broadly across its pension and savings and investment programs, to offer benefits to U.S. employees in the median range of survey participants. The Company’s programs continued to fall within the median range in 2007. The survey’s participants, other than MetLife, include:

•	The Allstate Corporation

•	American Express Company

•	American International Group, Inc.

•	Bank of America Corporation

•	Citigroup Inc.

•	The Hartford Financial Services Group, Inc.

•	HSBC Holdings plc

•	John Hancock Life Insurance Company

•	JPMorgan Chase & Co.

•	Mass Mutual Life Insurance Company

•	Merrill Lynch & Co., Inc.

•	Morgan Stanley & Co. Incorporated

•	New York Life Insurance Company

•	Travelers Companies, Inc.

•	U.S. Bancorp

•	Wells Fargo & Company

Pension Program.  The Company sponsors a pension program for U.S. employees in which each Executive Group member participates. The purpose of the program is to provide employees with post-retirement income.

The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual bonuses they earn. Benefits under the Company’s pension program are determined under two separate benefit formulas. For any given period of time, an employee’s benefit is determined under one or the other formula. In no event do benefits accrue for the same period under both formulas.

The Traditional Formula is a long-standing formula and based on length of service and final average compensation. The Personal Retirement Account Formula is based on monthly contributions to an account for each employee based on the employee’s compensation, plus interest.

Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for employees on the United States payroll. Since the Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan, the Company also sponsors the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan). The Auxiliary Pension Plan provides benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits” on page 50.

Savings and Investment Program.  The Company sponsors a savings and investment program for U.S. employees, in which each Executive Group member is eligible to participate. The program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan.

The purpose of the Savings and Investment Plan is to provide Executive Group members and other employees the opportunity to save a portion of their eligible compensation through payroll deductions, primarily for retirement but also for other financial needs. Employee contributions may be made on a before-tax 401(k), Roth 401(k)

MetLife 2008 Proxy Statement

or after-tax basis. The Company also provides a matching contribution to employees after one year of service in order to encourage and reward such savings. The Auxiliary Savings and Investment Plan provides additional Company contributions to employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits. These amounts for the Named Executive Officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 41. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2007, are reported in the table entitled “Nonqualified Deferred Compensation” on page 53.

Nonqualified Deferred Compensation.  The Company sponsors a nonqualified deferred compensation program for officer-level employees, including the Executive Group members. The purpose of this program is to provide eligible employees the opportunity to enhance their financial planning options by deferring a portion of their compensation. See the table entitled “Nonqualified Deferred Compensation” on page 53 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Employees choose in advance the amount they want to defer, the date on which payment of their deferred compensation will begin and whether they want to receive payment in a lump sum or in up to 15 annual payments. If the employee becomes Retirement Eligible or Bridge Eligible, the employee’s choice of form and timing of payment are honored. Otherwise, the Company generally pays out the employee’s deferred compensation in a single lump-sum after the end of the employee’s service. The continued deferral of income taxation and pre-tax simulated investment earnings through the employee’s chosen payment dates encourage employees to remain with the Company.

Perquisites

The Company provides its Executive Group members with limited perquisites.

To help ensure his safety and security, the Board of Directors requires that the Chief Executive Officer use the Company’s aircraft for all travel, personal as well as business. To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to them for commuting and personal use.

The Company has established a medical examination program to promote the health of its Executive Group members through annual comprehensive preventative medical examinations. An Executive Group member may complete a medical examination using a physician affiliated with the program or his or her private physician. The Company pays the costs of the medical examinations and certain follow-up testing.

The Company makes available to its Executive Group members financial planning services provided by a third party consultant. This program is designed to keep Executive Group members focused on running the Company’s business rather than on financial planning matters that can be handled by outside professionals. For recordkeeping and administrative convenience of the Company, the Company also pays certain costs of travel and meals for family members accompanying Executive Group members on business functions, and costs for a vendor to make personal travel reservations for Executive Group members or their families.

The incremental cost of perquisites provided to the Named Executive Officers during 2007 is included in the “All Other Compensation” column of the Summary Compensation Table on page 41.

Severance Pay and Related Benefits

If an Executive Group member’s employment with the Company ends, he or she may be eligible for the severance program available to substantially all salaried employees. The severance program encourages employees whose employment is ending to focus on their transition to other opportunities and allows the Company to obtain a release of any employment-related claims. The

MetLife 2008 Proxy Statement

program provides employees with severance pay, outplacement services and other benefits if their employment ends involuntarily due to job elimination or, in limited circumstances, due to performance. Employees terminated for cause are not eligible.

The amount of severance pay reflects the employees’ salary grade, base salary rate and length of service, with longer-service employees receiving greater payments and benefits than shorter-service employees given the same salary grade and base salary. The Company also may enter into severance agreements that can differ from the general terms of the program, where business circumstances warrant.

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. If a change-in-control were to occur, the Company’s ability to maximize shareholder value could be hindered if Executive Group members leave the Company or are distracted by concerns over continued employment. The Company’s change-in-control arrangements enhance the Company’s ability to retain Executive Group members in such a situation. They also promote the unbiased and disinterested efforts of the Executive Group members to maximize shareholder value during and after a change-in-control.

Executive Severance Plan.  When the Company established the Executive Severance Plan in December 2007, each Named Executive Officer agreed to terminate his or her individual change-in-control agreement. The Committee determined the terms of the plan on an overall program basis in light of its judgment of what is appropriate in order to maximize shareholder value should a change-in-control occur. The terms apply in the same manner to each Executive Group member. An Executive Group member who receives benefits under this Plan would not be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, as described on page 59 under “Termination with Severance Pay (Change-in-Control),” the executive’s employment must also terminate under certain circumstances in order for the executive to receive severance pay and related benefits. This approach allows the Company to retain the executive through the transition period, but provides compensation if the executive’s services are no longer required in the new organization. Having this assurance of financial security during a potential change-in-control also allows Executive Group members to fulfill their duties and to act in the best interests of shareholders without distractions due to concerns over personal circumstances.

Additional Change-in-Control Arrangements. The Company’s stock option agreements and performance share agreements also include change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Unless such substitution occurs, the stock options and performance shares vest immediately upon a change-in-control. This structure keeps executives whole in situations where MetLife stock may no longer exist following a change-in-control or awards otherwise cannot or will not be replaced.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 57.

MetLife 2008 Proxy Statement

Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

C. Robert Henrikson,	2007	$1,000,000	$7,549,956	$4,008,600	$5,000,000	$7,184,274	$297,985	$25,040,815
Chairman of the Board,	2006	$950,000	$4,234,657	$2,217,100	$4,000,000	$7,248,554	$239,259	$18,889,570
President and Chief Executive Officer

William J. Wheeler,	2007	$512,500	$1,442,352	$618,300	$1,800,000	$169,393	$109,849	$4,652,394
Executive Vice	2006	$433,333	$964,901	$500,367	$1,700,000	$214,677	$86,688	$3,899,966
President and Chief Financial Officer

William J. Toppeta,	2007	$600,000	$2,074,333	$889,733	$1,200,000	$1,165,564	$101,002	$6,030,632
President, International	2006	$583,334	$2,335,645	$1,230,083	$1,100,000	$2,651,845	$105,326	$8,006,233

Catherine A. Rein,	2007	$600,000	$1,804,951	$854,413	$1,300,000	$742,687	$95,936	$5,397,987
former Senior Executive	2006	$583,334	$1,925,887	$1,091,883	$1,300,000	$930,342	$98,215	$5,929,661
Vice President and Chief Administrative Officer

Lisa M. Weber,	2007	$600,000	$1,701,532	$701,600	$1,600,000	$141,124	$119,715	$4,863,971
President, Individual	2006	$583,333	$1,301,765	$745,400	$1,600,000	$290,155	$116,544	$4,637,197
Business

Total Column

The amounts reported in the Total column do not represent only compensation paid and received by the Named Executive Officers in 2007. Rather, the Total column amounts also include items such as salary and cash incentive compensation that have been earned and paid (or earned and deferred), as well as the value of items such as performance shares and stock options which may never become payable or ultimately have a value that differs substantially from the values reported in this table. The values reported for stock awards and option awards were calculated based on the accounting expense of all outstanding stock and stock option awards, including those made in 2004, 2005 and 2006 as well those made in 2007, under applicable accounting standards. In addition, the amounts reported in the

Total column include changes in the value of pension benefits from year-end 2006 to year-end 2007, which will become payable only after the Named Executive Officer ends his or her employment.

The amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation structure and philosophy. For additional information, see “Compensation Discussion and Analysis” beginning on page 31.

Salary

The amount reported in the Salary column represents the amount of base salary paid to each Named Executive Officer. In February, 2007 the Compensation Committee approved a base salary increase for Mr. Wheeler of $75,000 effective March 1, 2007.

MetLife 2008 Proxy Statement

The relationship of each Named Executive Officer’s base salary payments to the amount in the Total column, rounded to the nearest whole number, is:

Base Salary Payments as a
Executive	Percentage of Total Column

C. Robert Henrikson	4%
William J. Wheeler	11%
William J. Toppeta	10%
Catherine A. Rein	11%
Lisa M. Weber	12%

Stock Awards and Option Awards

The amounts reported in the Stock Awards column represent the Company’s accounting expense in 2006 or 2007 for all outstanding Opportunity Awards and performance shares in each year under Financial Accounting Standard 123 (Revised). The amounts include Opportunity Awards for the April 1, 2003 to March 31, 2006 and April 1, 2004 to March 31, 2007 performance periods and the performance share awards for performance periods that began in 2005 and 2006, as well as in 2007. The amounts reported in the Option Awards column represent the Company’s accounting expense in 2006 or 2007 for all outstanding stock option awards in each year under Financial Accounting Standard 123 (Revised).

For a description of the assumptions made in determining these expenses, see Notes 1 and 18 in the Notes to Consolidated Financial Statements in the 2007 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the 2007 Form 10-K, no such discount was applied in determining the expenses reported in this table.

On February 27, 2007, the Compensation Committee awarded each Named Executive Officer performance shares, payable in shares of MetLife common stock after the end of the three-year performance period from January 1, 2007 to December 31, 2009. It also awarded each Named Executive Officer stock options at a per share exercise price equal to the closing price of MetLife common stock on that date. These awards were made pursuant to the MetLife, Inc.

2005 Stock and Incentive Compensation Plan (2005 Stock Plan). For a description of the material terms and conditions of those awards, see the table entitled “Grants of Plan-Based Awards in 2007” on page 45. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 57. Performance share and stock option awards made to the Named Executive Officers in 2005 and 2006 were made pursuant to the 2005 Stock Plan, and had substantially the same terms as the awards in 2007 except, in the case of stock options, for the exercise price.

For a description of the terms of the Opportunity Awards made in 2004, which vested and were paid out in 2007, see the table entitled “Option Exercises and Stock Vested in 2007” on page 49. Opportunity Awards made in 2003 had substantially the same terms as those made in 2004.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column are the awards made in February 2008 by the Compensation Committee to each of the Named Executive Officers under the AVIP based on 2007 performance. The awards were payable in cash as of March 13, 2008. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2007” on page 45.

MetLife 2008 Proxy Statement

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate increase during 2007 in the actuarial present value of accumulated pension benefits for each of the Named Executive Officers. This increase reflects additional service in 2007, any increase in base salary compensation rate in 2007, and AVIP award paid in March 2007 for services in 2006.

Mr. Henrikson and the other Named Executive Officers participate in the same retirement program that applies to other Company employees. For all employees in the Traditional Formula for their entire career who reach full benefit status (as Mr. Henrikson will in 2009), the program, when combined with social security benefits, generally replaces 60% of final average cash compensation upon retirement. This is in line with the large financial and insurance companies with which the Company compares its pension plan (see “Retirement and Other Benefits” on page 38). For Mr. Henrikson, the increases in 2006 and 2007 were the result of the application of the same Traditional Formula for determining benefits that applies to other employees.

For a description of pension benefits, see the table entitled “Pension Benefits” on page 50.

The Named Executive Officers’ earnings on their nonqualified deferred compensation in 2007 were not above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation” on page 53.

All Other Compensation

The amounts reported in this column include all other items of compensation:

		Life
	Company	Insurance
	Savings and	Coverage
	Investment	Above	Perquisites and
	Program	Standard	Other Personal
Executive	Contributions	Formula	Benefits	Total

C. Robert Henrikson	$200,000	$0	$97,985	$297,985
William J. Wheeler	$88,500	$3,108	$18,241	$109,849
William J. Toppeta	$68,000	$0	$33,002	$101,002
Catherine A. Rein	$76,000	$0	$19,936	$95,936
Lisa M. Weber	$88,000	$3,204	$28,511	$119,715

Company Savings and Investment Program Contributions

The Company makes matching contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. In 2007, it made $9,000 in matching contributions for each Named Executive Officer. It also makes contributions to a nonqualified deferred compensation plan, the Auxiliary Savings and Investment Plan, due to Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan. The amount of Company contributions to the Auxiliary Savings and Investment Plan for each Named Executive

Officer is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualifed Deferred Compensation table on page 53.

Life Insurance Coverage Above Standard Formula

The Company discontinued its split-dollar life insurance programs for senior officers and some other employees and agents in 2003. Former participants in those programs were given the opportunity to continue to receive group life

MetLife 2008 Proxy Statement

insurance coverage at the levels that were provided under the program.

Perquisites and Other Personal Benefits

The Company’s aggregate incremental cost to provide perquisites or other personal benefits to each Named Executive Officer is included in the “All Other Compensation” column. Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company are not perquisites or personal benefits. Each type of perquisite or other personal benefit is discussed below.

Personal Car Service.  These amounts include the cost paid by the Company for car service provided by vendors for personal travel. Where the Company used its own vehicles, the cost of tolls, fuel, and driver overtime compensation is included.

Personal Aircraft Use.  These amounts include the variable costs for personal use of aircraft that was charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The cost of personal aircraft use by Mr. Henrikson during 2007 was $76,346.

Financial Planning Services.  These amounts include the cost paid by the Company for personal financial planning services provided by a third party consultant to certain Named Executive Officers, including a proportionate amount of the consultant’s retainer fee.

Medical Examinations.  These amounts include the Company’s costs to provide annual medical examinations and follow-up testing to the Named Executive Officers. The executives may use their own health care provider or a provider affiliated with a Company vendor.

Personal Conference, Travel and Other.  These amounts include the costs incurred by the Company for the spouses, family members, or other personal guests of the Named Executive Officer to attend a Company business conference or other event. They also reflect the cost of accommodations provided to the Named Executive Officer for personal purposes in connection with a business conference or other event, such as on-site lodging prior to or after the conclusion of the conference or other event, and personal hotel charges during the event. Costs paid by the Company to a vendor to make personal travel reservations for the Named Executive Officers or their family members are also included. In addition, Mr. Henrikson, at no incremental cost to the Company, received tickets to one regular season baseball game in 2007.

MetLife 2008 Proxy Statement

Grants of Plan-Based Awards in 2007

		Estimated				All Other
		Possible				Option
		Payouts Under				Awards:	Exercise
		Non-Equity				Number of	or Base
		Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			Securities Underlying	Price of Option	Grant Date Fair Value
		Target	Threshold	Target	Maximum	Options	Awards	of Stock and
Name	Grant Date	($)	(#)	(#)	(#)	(#)	($/Sh)	Option Awards

C. Robert Henrikson	December 12, 2006	$10,000,000
	February 27, 2007		17,500	70,000	140,000			$4,257,847
	February 27, 2007					210,000	$62.80	$3,708,600
William J. Wheeler	December 12, 2006	$10,000,000
	February 27, 2007		4,125	16,500	33,000			$1,003,635
	February 27, 2007					50,000	$62.80	$883,000
William J. Toppeta	December 12, 2006	$10,000,000
	February 27, 2007		3,750	15,000	30,000			$912,396
	February 27, 2007					40,000	$62.80	$706,400
Catherine A. Rein	December 12, 2006	$10,000,000
	February 27, 2007		3,500	14,000	28,000			$851,569
	February 27, 2007					38,000	$62.80	$671,080
Lisa M. Weber	December 12, 2006	$10,000,000
	February 27, 2007		4,125	16,500	33,000			$1,003,635
	February 27, 2007					45,000	$62.80	$794,700

Non-Equity Incentive Plan Awards

To comply with Section 162(m), in December 2006, the Compensation Committee made Mr. Henrikson eligible for an annual incentive payment for 2007 performance under AVIP in an amount of up to 1% of the Company’s Operating Earnings, but not more than $10 million, which is the maximum award under AVIP. For 2007, each other Named Executive Officer was eligible for an AVIP award in an amount up to 0.5% of the Company’s Operating Earnings, but not more than the $10 million maximum award under AVIP. Ten million dollars was less than 0.5% of the Company’s Operating Earnings. As a result, the $10 million figure is reflected in the Non-Equity Incentive Plan column for each Named Executive Officer. This maximum award must be labeled “target” in this table because no other amounts were established as minimum or target awards.

In February 2008, the Compensation Committee granted the Named Executive Officers awards under AVIP for 2007 performance. The amounts of the actual awards are reported in the Summary Compensation Table and, in each case, is less than the $10 million amount reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column of this table. The factors and analysis of results considered by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The performance share awards reflected in the Equity Incentive Plan Awards column were awarded under the 2005 Stock Plan and cover the performance period January 1, 2007 to December 31, 2009. The grant date was February 27, 2007, the date that the Compensation Committee approved these awards.

Shares of MetLife common stock are payable to eligible award recipients following the completion of the performance period. The number of shares payable at the end of the performance period is calculated by multiplying the number of performance shares by a performance factor (from 0% to 200%). This factor is determined by comparing the Company’s performance for the performance period with that of other companies in the Insurance Index, as measured by (i) change in net operating earnings per share, and (ii) total shareholder return. Net operating earnings will be determined using income net of income taxes, but subtracting investment gains and losses and

MetLife 2008 Proxy Statement

dividends paid on preferred shares, and excluding charges or benefits due to accounting changes. Total shareholder return will be determined using the change (plus or minus) in the initial closing price of a share of MetLife’s common stock to the final closing price of a share, plus reinvested dividends, for the performance period, divided by the initial closing price of a share. For this purpose, the initial closing price is the average of the closing prices for the 20 trading days before the performance period, and the final closing price is the average of the closing prices for the 20 trading days prior to and including the final day of the performance period.

The terms of the performance share awards provide for a performance factor for each percentile result. The following are some significant performance percentiles and their corresponding performance factors:

		Change in Annual
	Total	Net Operating	Total
MetLife Rank as a Percentile of	Shareholder Return	Earnings per Share	Performance
Companies in the S&P Insurance Index	Performance Factor	Performance Factor	Factor

75th or Above for Both Factors	100%	100%	200%
Median for Both Factors	50%	50%	100%
25th for Both Factors	25%	25%	50%
25th for Total Shareholder Return and Below 25th for Net Operating Earnings	25%	0%	25%
25th for Net Operating Earnings and Below 25th for Total Shareholder Return	0%	25%	25%
Below 25th for Both Factors	0%	0%	0%

If the Company’s performance results in a total performance factor of 25%, each Named Executive Officer would receive the number of performance shares reflected in the Threshold column of the table entitled “Grants and Plan-Based Awards in 2007” for that officer. This is the lowest level of performance for which any performance shares would be payable. If the Company’s performance results in a total performance factor of 100%, the Named Executive Officer would receive the number of performance shares reflected in the Target column of the table. If the Company’s performance results in a total performance factor of 200%, the Named Executive Officer would receive the number of performance shares reflected in the Maximum column of the table. No dividends or dividend equivalents are earned on performance shares. No monetary consideration was paid by a Named Executive Officer for any performance shares. For a further discussion of the performance goals applicable to the performance share awards reflected in the table entitled “Grants of Plan-Based Awards in 2007,” see “Compensation Discussion and Analysis” beginning on page 31.

All Other Option Awards

The awards reported in the All Other Option Awards column were awarded under the 2005 Stock Plan. The exercise price of the stock option awards ($62.80) was the closing price of MetLife common stock on the grant date, February 27, 2007. The grant date is the date that the Compensation Committee approved these awards. The stock options become exercisable at the rate of one-third of each grant on each of the first three anniversaries of that grant date, and expire on the day before the tenth anniversary of that grant date. No monetary consideration was paid by a Named Executive Officer for the award of any stock options.

Grant Date Fair Value of Stock and Option Awards

The amounts reported in the Grant Date Fair Value of Stock and Option Awards column were calculated by multiplying the number of performance shares by a grant date fair value per share of $60.83 and multiplying the number of options by a grant date fair value per share of $17.66. For a description of the assumptions made in determining these values, see Notes 1 and 18 of the Notes to Consolidated Financial Statements in the 2007 Form 10-K.

MetLife 2008 Proxy Statement

Outstanding Equity Awards at 2007 Fiscal Year-End

This table presents information about outstanding stock option awards that were granted to the Named Executive Officers from 2001 through 2007. The stock option awards are outstanding because they had not been exercised or forfeited as of December 31, 2007. This table also presents information about outstanding performance share awards granted to the Named Executive Officers. The performance share awards are outstanding because they had not vested or become payable as of December 31, 2007 (except for the performance shares for the performance period of January 1, 2005 to December 31, 2007, which vested on December 31, 2007, but for which the amounts payable are not yet known). The stock option awards and performance share awards reported in this table include awards granted in 2007, which are also reported in the table entitled “Grants of Plan-Based Awards in 2007” on page 45.

					Stock Awards
					Equity
					Incentive
					Plan
					Awards:	Equity Incentive
					Number of	Plan Awards:
	Option Awards(1)				Unearned	Market or
	Number of	Number of			Shares,	Payout Value of
	Securities	Securities			Units or	Unearned
	Underlying	Underlying			Other	Shares, Units or
	Unexercised	Unexercised	Option		Rights That	Other Rights
	Options	Options	Exercise	Option	Have Not	That Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)(3)	($)(4)

C. Robert Henrikson	80,800	0	$29.95	April 8, 2011	280,000	$17,253,600
	140,000	0	$30.35	February 18, 2012
	115,000	0	$26.00	February 17, 2013
	90,000	0	$35.26	February 16, 2014
	60,000	30,000	$38.47	April 14, 2015
	36,667	73,333	$50.12	February 27, 2016
	0	210,000	$62.80	February 26, 2017
William J. Wheeler	19,175	0	$29.95	April 8, 2011	101,000	$ 6,223,620
	38,200	0	$30.35	February 18, 2012
	28,500	0	$26.00	February 17, 2013
	40,000	0	$35.26	February 16, 2014
	23,334	11,666	$38.47	April 14, 2015
	15,000	30,000	$50.12	February 27, 2016
	0	50,000	$62.80	February 26, 2017
William J. Toppeta	30,325	0	$29.95	April 8, 2011	118,000	$ 7,271,160
	110,000	0	$30.35	February 18, 2012
	80,000	0	$26.00	February 17, 2013
	65,000	0	$35.26	February 16, 2014
	36,668	18,332	$38.47	April 14, 2015
	18,334	36,666	$50.12	February 27, 2016
	0	40,000	$62.80	February 26, 2017
Catherine A. Rein	0	18,332	$38.47	April 14, 2015	96,000	$ 5,915,520
	0	30,000	$50.12	February 27, 2016
	0	38,000	$62.80	February 26, 2017
Lisa M. Weber	55,000	0	$30.35	February 18, 2012	121,000	$ 7,456,020
	80,000	0	$26.00	February 17, 2013
	70,000	0	$35.26	February 16, 2014
	36,668	18,332	$38.47	April 14, 2015
	18,334	36,666	$50.12	February 27, 2016
	0	45,000	$62.80	February 26, 2017

(1)	Two hundred of the stock options with an exercise price of $29.95 became exercisable on the third anniversary of their grant date of April 7, 2001. All of the other stock options became exercisable (or will do so) at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date. All of the options have an expiration date that is the day before the tenth anniversary of the grant date.

MetLife 2008 Proxy Statement

(2)	None of the performance shares reflected in this column have been paid. If they are paid, the amount that is paid may be different than the amounts reflected in this table. The number of performance shares in this column was determined by multiplying the aggregate performance shares awarded to each Named Executive Officer for the performance periods of January 1, 2005 to December 31, 2007, January 1, 2006 to December 31, 2008, and January 1, 2007 to December 31, 2009 by a hypothetical performance factor of 200%. This hypothetical performance factor is the maximum performance factor that could be applied to the awards. The maximum performance factor has been used because it is not possible to determine the Company’s performance in 2007 in comparison to the performance of other companies in the Insurance Index at the time this Proxy Statement was filed. Under the terms of the awards, the number of shares of MetLife common stock that will be paid, if any, will be determined based upon a three-year performance period. See the table entitled “Grants of Plan-Based Awards in 2007” on page 45 for a description of the terms of the performance share awards for the performance period January 1, 2007 to December 31, 2009. The terms of the performance share awards for the other performance periods are substantially similar.

(3)	The performance shares for the performance period of January 1, 2005 to December 31, 2007 have vested, but the actual amount of performance shares payable is not yet known. The actual number of performance shares payable for that performance period will be determined by the Company’s performance in comparison to the performance of other companies in the Insurance Index over the three-year performance period and paid in the second quarter of 2008. The amount that is paid may be different than the amounts reflected in this table. The hypothetical number of performance shares attributable to that performance period reflected in this column for each Named Executive Officer, determined by the methodology describe above in note 2 to this table, is:

Maximum 2005-2007
Executive	Performance Share Payout

C. Robert Henrikson	60,000
William J. Wheeler	36,000
William J. Toppeta	50,000
Catherine A. Rein	36,000
Lisa M. Weber	50,000

None of the other performance shares reflected in this column has vested.

(4)	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of performance shares reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of the Company’s common stock on December 31, 2007, the last business day of that year.

MetLife 2008 Proxy Statement

Option Exercises and Stock Vested in 2007

	Option Awards
	Number of
	Shares		Stock Awards(2)(3)
	Acquired	Value Realized	Number of Shares	Value Realized
	on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

C. Robert Henrikson	0	$0	27,477	$1,735,213
William J. Wheeler	0	$0	13,015	$821,943
William J. Toppeta	41,525	$1,513,636	21,692	$1,369,905
Catherine A. Rein	364,193	$13,302,263	20,246	$1,278,578
Lisa M. Weber	99,975	$3,793,720	22,415	$1,415,569

(1)	These amounts represent the aggregate value realized upon the exercise of vested stock options. The value realized upon the exercise of each such stock option is the difference between the market value of MetLife common stock when the stock option was exercised and the exercise price of the stock option.

(2)	These amounts were payouts of Opportunity Awards for the performance period of April 1, 2004 to March 31, 2007. Each Named Executive Officer was granted an Opportunity Award for that performance period. Following the conclusion of the performance period, the amount of the Opportunity Award was multiplied by the total shareholder return on a share of MetLife common stock during the performance period. For purposes of the Opportunity Awards, total shareholder return means the change (plus or minus) in the closing price of a share of MetLife common stock from the first day of the performance period through the last day, plus the value of dividends paid during the performance period on such stock on a reinvested basis. The Compensation Committee could have increased or decreased the final amount payable by up to 10%. Based on its assessment of Company performance, it elected not to do so. Seventy-five percent of the final amount was payable in the form of MetLife common stock based on the closing stock price at the end of the performance period, and 25% was payable in cash using the same closing price. Each of the Named Executive Officers had the opportunity to defer any or all amounts payable, but could receive the 25% cash portion in stock only if the executive deferred it as a stock payment. Each of the Named Executive Officers elected to defer receipt of the 75% stock portion of the payment and to receive the 25% cash portion on a non-deferred basis.

(3)	The performance shares for the performance period of January 1, 2005 to December 31, 2007 have vested, but the actual amount of performance shares payable is not yet known and are not reflected in this table. See the table entitled “Outstanding Equity Awards at 2007 Fiscal Year-End” on page 47 for more information about these performance shares. The amount of performance shares payable for the performance period of January 1, 2005 to December 31, 2007 will be reflected in the table entitled “Option Exercises and Stock Vested in 2008” in the Company’s 2009 Proxy Statement.

MetLife 2008 Proxy Statement

Pension Benefits

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

C. Robert Henrikson	Retirement Plan	35.5	$1,193,431
	Auxiliary Pension Plan	35.5	$22,146,934
William J. Wheeler	Retirement Plan	10.25	$148,696
	Auxiliary Pension Plan	10.25	$689,971
William J. Toppeta	Retirement Plan	34.417	$1,072,074
	Auxiliary Pension Plan	34.417	$8,430,254
Catherine A. Rein	Retirement Plan	22.417	$831,597
	Auxiliary Pension Plan	22.417	$6,057,457
Lisa M. Weber	Retirement Plan	9.833	$140,340
	Auxiliary Pension Plan	9.833	$1,057,477

The Named Executive Officers participate in the Retirement Plan and the Auxiliary Pension Plan. No payments of pension benefits were made to the Named Executive Officers in 2007.

The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for employees on the United States payroll. Employees are eligible to participate after one year of service and, effective January 1, 2008, become vested in their benefits after three years of service. The amount of an employee’s pension under the Retirement Plan is calculated using historical compensation and other information. Since the Internal Revenue Code imposes limitations on eligible compensation and on the amounts that could be paid under the Retirement Plan, the Company also sponsors the Auxiliary Pension Plan to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. The Auxiliary Pension Plan is a nonqualified deferred compensation plan that is unfunded. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan.

An employee’s benefit under the Retirement Plan is calculated under either one or a combination of two different formulas. The Traditional Formula is used to calculate benefits for an employee’s service before 2003. The annual benefit under this formula is determined by multiplying the employee’s years of service (up to 35) by the sum of (a) 1.1% of the average Social Security wage base over the past 35 years, and (b) 1.7% of the employee’s final average compensation in excess of the average Social Security wage base over the past 35 years. Employees who served more than 35 years also receive 0.5% of final average compensation multiplied by years and months of service in excess of 35 years. An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and AVIP awards) produces the highest average annual compensation. When determining benefits under the Auxiliary Pension Plan for the Named Executive Officers (and other senior officers), final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining (a) the consecutive five-year period that would produce the highest average base salary, and (b) the average of the highest five AVIP awards, regardless of whether in consecutive years, determined using a projected AVIP award (equal to the highest of the last three AVIP awards paid while the Named Executive Officer was in active service) on a prorated basis for any partial final year of employment. The sum of the highest average annual base salary and the average annual AVIP

MetLife 2008 Proxy Statement

award is the Named Executive Officer’s final average compensation.

Employees hired before 2002 who remained employed throughout 2002 were given the opportunity to continue accruing their pension benefits under the Traditional Formula for their benefits for service in 2003 and later or to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula. All employees hired (or rehired) during or after 2002 accrue benefits under the Personal Retirement Account Formula. Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2007, $97,500), plus 10% of eligible compensation in excess of that wage base. In addition, amounts in each employee’s account earn interest at the U.S. government’s 30-year treasury securities rate. Mr. Henrikson’s, Mr. Toppeta’s and Ms. Rein’s benefits will be determined exclusively under the Traditional Formula. Mr. Wheeler’s and Ms. Weber’s benefits will be determined using the Traditional Formula for benefits for service prior to 2003, and the Personal Retirement Account Formula for benefits for service in 2003 and later.

Whether an employee’s benefit is determined under the Traditional Formula or the Personal Retirement Account Formula, the employee may choose to receive the benefit as joint and survivor annuity, life annuity, life annuity with term certain, contingent survivor annuity, or first-to-die annuity. The Traditional Formula benefit may not be paid to employees before they become Retirement Eligible. Employees may choose a lump sum payout of their benefits under the Personal Retirement Account Formula at termination of their employment or later. The Named Executive Officers may also select, subject to the approval of the Compensation Committee or its designee, the timing and form of the Traditional Formula benefit payment under the Auxiliary Pension Plan, including a lump sum payment. Except for the joint and survivor annuity when the spouse is the contingent annuitant, the actuarial value of all forms of payment is substantially equivalent. The actuarial value of a joint and survivor annuity when a spouse is the contingent annuitant is higher because the Company provides a survivor spousal benefit of up to 30% without reducing the employee’s benefit.

The present value of a Named Executive Officer’s accumulated pension benefits under the Traditional Formula and/or the Personal Retirement Account Formula is reported in the table entitled “Pension Benefits.” The assumptions used in the determination of present value as of December 31, 2007 include assumed retirement for each Named Executive Officer at the earliest date the executive could retire with full pension benefits. This was the earlier of the date the executive reached at least age 62 with at least 20 years of service, or the normal retirement (age 65). Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. For a discussion of the assumptions made regarding this valuation, see Note 17 of the Notes to Consolidated Financial Statements included in the 2007 Form 10-K.

Amounts that were vested in the Auxiliary Pension Plan after 2004 are subject to the requirements of Section 409A. Each Named Executive Officer has the opportunity to choose his or her form of payment (including a lump sum) through 2008 (so long as they do not begin receiving payments in the year of their election), which is within the time period permitted for such elections under Section 409A. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

Employees qualify for normal retirement at age 65 with at least one year of service. An employee is eligible for early retirement beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal retirement at age 65 and at least one year of service. Mr. Henrikson, Mr. Toppeta and Ms. Rein were eligible for early retirement benefits in 2007.

Early retirement payments are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age at the time payments

MetLife 2008 Proxy Statement

begin and years of service at the end of employment. If an employee has 20 years of service or more and is Retirement Eligible, the factors range from 72% at age 55 to 100% at age 62. If an employee does not have 20 years of service, the factors range from 54.8% at age 55 to 100% at age 65.

For a discussion of service credit granted under certain terminations of employment, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 57.

MetLife 2008 Proxy Statement

Nonqualified Deferred Compensation

The Company’s nonqualified deferred compensation program offers savings opportunities to the Named Executive Officers, as well as hundreds of other eligible employees. Under this program, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. In addition, under the Auxiliary Savings and Investment Plan, employees receive Company contributions on a basis similar to a 401(k) matching contribution.

The following table includes the amount of their own compensation that each Named Executive Officer deferred under the Company’s deferred compensation program in 2007 and the amount the Company contributed to the Named Executive Officer’s Auxiliary Savings and Investment Plan account in 2007, as well as aggregate earnings in 2007 on all deferred compensation, any distributions made in 2007, and the aggregate deferred compensation balance at the end of 2007. The aggregate balance includes any deferrals and earnings on deferrals in all years of employment, not limited to 2007.

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

C. Robert Henrikson	$1,301,410	$191,000	$438,234	$0	$9,917,926
William J. Wheeler	$616,457	$79,500	$70,320	$530,590	$1,915,233
William J. Toppeta	$1,027,429	$59,000	$277,266	$0	$6,681,909
Catherine A. Rein	$958,934	$67,000	$280,027	$0	$6,448,754
Lisa M. Weber	$1,061,677	$79,000	$381,556	$0	$10,176,569

(1)	Amounts in this column were earned under the Long Term Plan in 2007 for the performance period April 1, 2004 to March 31, 2007. Each of the Named Executive Officers elected to defer receipt of the 75% portion of the payment that was payable in the form of MetLife common stock. Each amount is net of withholding for certain taxes prior to deferral. The full payout amounts of the Long Term Plan Opportunity Awards are included in the table entitled “Option Exercises and Stock Vested in 2007” on page 49. The specific amounts reported in this column do not appear in the Summary Compensation Table. However, the Company’s accounting expense in 2007 for these and all other Opportunity Awards that were outstanding for any part of 2007 is reported in the Summary Compensation Table (see “Stock Awards and Option Awards” on page 42). No employee contributions are made under the Auxiliary Savings and Investment Plan.

(2)	Amounts in this column are included as Auxiliary Savings and Investment Plan contributions in the amount reported in the All Other Compensation column of the Summary Compensation Table.

(3)	None of the amounts in this column are reported in the Summary Compensation Table. See the text pertaining to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of that table on page 41.

MetLife 2008 Proxy Statement

(4)	A portion of the amounts reported in this column were reported as Company Auxiliary Savings and Investment Plan contributions in the “All Other Compensation” column of the Summary Compensation Table in the Company’s Proxy Statement for 2007. These amounts are shown below:

C. Robert Henrikson	$144,200
William J. Wheeler	$63,533
William J. Toppeta	$64,533
Catherine A. Rein	$62,033
Lisa M. Weber	$84,533

In addition, a portion of the amounts reported in this column represent the value of Opportunity Awards that were outstanding during some or all of 2006, but were ultimately deferred by the Named Executive Officer. The Company’s accounting expense in 2006 under Financial Accounting Standard 123 (Revised) for these awards (and other stock awards outstanding during some or all of 2006) was reported in the “Stock Awards” column of the Summary Compensation Table in the Company’s Proxy Statement for 2007.

Deferred Compensation Program

Under the Company’s deferred compensation program, Named Executive Officers may elect to defer receipt of up to 75% of the executive’s salary and all of the executive’s AVIP award and any payments under performance share awards or Opportunity Awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

Payments that would have been made in MetLife common stock, but are deferred, remain payable in MetLife common stock. Opportunity Awards otherwise payable in cash could have been irrevocably deferred in the form of MetLife common stock. In that event, when the deferred payment is made, it will be made in shares of MetLife common stock, and not in cash. For a further description of payouts of Opportunity Awards, see the table entitled “Option Exercises and Stock Vested in 2007” on page 49. All other deferred compensation is payable in cash.

Named Executive Officers may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition, Named Executive Officers may elect to receive payments in a single lump sum or in up to 15 annual installments. However, despite a Named Executive Officer’s election, payment is generally made in full in a single lump sum should the executive terminate employment with the Company before becoming Retirement Eligible or Bridge Eligible. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The Company’s deferred compensation program consists of a plan for amounts that are subject to the requirements of Section 409A and a plan for amounts that were vested by December 31, 2004 and are not subject to the requirements of Section 409A. The terms of the plans are substantially similar, except that participants may choose to receive amounts not subject to Section 409A at any time with a 10% reduction, and that payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation.

The Company offers a range of simulated investments under the deferred compensation program. Named Executive Officers may generally choose their simulated investments for their deferred compensation at the time they elect to defer compensation, and may change their simulated investment selections for their existing account balances up to six times each calendar year. The table below reflects the simulated investment returns for 2007 on each of the alternatives offered under the program. The MetLife Deferred Shares Fund is available exclusively for deferred shares of MetLife common stock, and reflects changes in value of MetLife common stock plus the value of imputed reinvested dividends.

MetLife 2008 Proxy Statement

Simulated Investment	2007 Return

MetLife Savings and Investment Plan Fixed Income Fund	5.15%
Lord Abbett Bond Debenture Fund	6.85%
Oakmark Fund®	(3.64)%
MetLife Savings and Investment Plan Small Company Stock Fund	13.95%
Oakmark International Fund	(.51)%
Standard & Poor’s 500® Index	5.49%
Russell 2000® Index	(1.57)%
Nasdaq Composite® Index	0.15%
MSCI EAFE® Index	11.17%
Lehman Brothers® Aggregate Bond Index	6.97%
Merrill Lynch US High Yield Master II Index	2.19%
MSCI Emerging Markets Indexsm	39.39%
MetLife Deferred Shares Fund	5.67%
MetLife Common Stock Fund	5.67%

The NASDAQ Composite Index was available as a simulated investment through February 28, 2007. The MetLife Common Stock Fund was available as a simulated investment (for deferred cash compensation) beginning October 1, 2007. Each other simulated investment was available for the entirety of 2007.

Auxiliary Savings and Investment Plan

Named Executive Officers and other eligible employees who elect to contribute at least 3% of their eligible compensation under the tax-qualified Savings and Investment Plan receive a matching contribution of 4% of their eligible compensation in that plan. However, the Internal Revenue Code limits compensation that is eligible for employer matching contributions under the Savings and Investment Plan. In 2007, the Company could not make matching contributions based on compensation over $225,000. Named Executive Officers and other eligible employees are credited with 4% of their eligible compensation beyond that limit. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan. The employee’s eligible compensation under the Savings and Investment Plan and Auxiliary Savings and Investment Plan includes base salary and AVIP awards. Employees can elect to receive their Auxiliary Savings and Investment Plan balances in a lump sum at termination of employment or in up to 15 annual installments. Employees can also elect to delay their payment, or the beginning of their annual payments, up to ten years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants may elect the time and form of their payments through 2008, which is within the time period permitted for such elections under Section 409A. If the participant’s employment ends in the same year that the participant made an election, that election must be disregarded under Section 409A, and any prior election made in an earlier year will instead govern the payment. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a range of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments are identical to the core funds offered under the Savings and Investment Plan. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees may also change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to twice a month. Employees may not have more than one-half of their Auxiliary Savings and Investment Plan account balances in the MetLife Company Stock Fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to pre-established holding period requirements.

MetLife 2008 Proxy Statement

The table below reflects the simulated investment returns for 2007 on each of the alternatives offered under the Auxiliary Savings and Investment Plan. The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than MetLife common stock.

Simulated Investment	2007 Return

Fixed Income Fund	5.15%
Common Stock Index Fund	5.46%
Equity Fund	12.82%
Value Equity Fund	4.22%
Blended Small Company Stock Fund	0.02%
Small Company Stock Fund	13.95%
International Equity Fund	12.73%
Emerging Markets Equity Fund	37.58%
MetLife Company Stock Fund	5.39%

Each simulated investment was available for the entirety of 2007.

MetLife 2008 Proxy Statement

Potential Payments Upon Termination or Change-in-Control

The table and accompanying text below reflect estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2007 (Trigger Date). The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made. It does not include payments or benefits under arrangements available on the same basis generally to all salaried employees of the Company. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits” and “Nonqualified Deferred Compensation,” respectively.

	No Change-in-Control			Change-in-Control
		Involuntary		Payments Solely on
	Voluntary	Termination With		Account of	Termination With
	Resignation	Severance Pay	Other	Change-in-Control	Severance Pay

C. Robert Henrikson	$30,472	$1,025,001	$8,316,030	$8,367,980	$9,215,788
William J. Wheeler	$0	$1,319,126	$2,637,674	$2,669,668	$4,053,077
William J. Toppeta	$30,472	$625,001	$2,941,125	$2,995,072	$5,144,381
Catherine A. Rein	$30,472	$601,924	$2,617,986	$2,671,933	$4,593,530
Lisa M. Weber	$0	$1,462,696	$3,053,511	$3,085,505	$4,985,546

Voluntary Resignation (No Change-in-Control).  None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. The Named Executive Officers who were Retirement Eligible as of the Trigger Date (Mr. Henrikson, Ms. Rein, and Mr. Toppeta), would each have been eligible for financial planning services in connection with the end of their employment, regardless of the reason their employment ended. The estimated cost of those services is reflected in this table. In each case where the cost of financial planning services is reflected in this table, a proportionate share of the retainer fee for the financial planning services provider is included.

In addition, a Named Executive Officer who had resigned but was Retirement Eligible as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards, unless the executive had been involuntarily terminated for cause. Each of the executive’s performance shares would have been paid after the conclusion of the performance period as if the executive had remained employed, the stock options granted to the executive in 2001 would have remained exercisable for three years from the end of the executive’s employment, and all of the Named Executive Officers’ other stock options would have continued to vest and remain exercisable for the full ten-year term of the stock option. The executive would also have been eligible for an AVIP payment for 2007, at the discretion of the Compensation Committee. These terms apply to all employees of the Company who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2007 Fiscal Year-End” on page 47 for details on those awards.

Any Named Executive Officer who had resigned but was not Retirement Eligible as of the Trigger Date would have received the 2005-2007 performance shares that vested on December 31, 2007, and would have had 30 days from the Trigger Date to exercise any stock options that had vested as of the Trigger Date. The Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

Involuntary Termination With Severance Pay (No Change-in-Control).  None of the Named Executive Officers has an employment agreement

MetLife 2008 Proxy Statement

or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If the Named Executive Officer had been terminated for cause, the executive’s unvested performance shares and all of the executive’s stock options would have been forfeited and the executive would have received no AVIP payment for 2007 performance. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism.

Had a Named Executive Officer’s employment been terminated due to job elimination without a change-in-control having occurred, the executive would have been eligible to severance pay equal to 28 weeks base salary plus one week for every year of service, up to the executive’s current annual base salary rate. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services, and the executives who were not Retirement Eligible would have been entitled to the same financial planning services as those who were Retirement Eligible. The cost of these payments and services is reflected in the table above.

If the Named Executive Officer’s termination had been due to performance, the amount of severance pay and the length of the Severance Period would have each been one-half of what it would have been in the case of job elimination.

Had a Named Executive Officer been Bridge Eligible on the Trigger Date, the executive would have received the benefit of all stock-based awards made in 2005 or later on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, the executive would have had to enter into a Separation Agreement.

If the Named Executive Officer was neither Retirement Eligible nor Bridge Eligible on the Trigger Date, the effect of termination of employment with severance pay on a Named
Executive Officer’s existing stock options would have generally been the same as that of a voluntary termination. However, in order to comply with Section 409A, the performance share agreements were modified in 2007 to provide for payments in consideration of the executive’s otherwise forfeited performance shares. The executive would have been offered a prorated payment, using the amount of time that had passed in the performance period and the closing price of MetLife common stock on the date the performance shares were granted. The estimated cost of these payments for each Named Executive Officer who was not Retirement Eligible or Bridge Eligible on the Trigger Date is reflected in the table above.

Other (No Change-in-Control).  In the unlikely event that a Named Executive Officer had died on the Trigger Date, that executive’s stock-based awards would have vested and become payable immediately. The Company would have paid the executive’s unvested performance shares using 100% of performance shares granted (Target Performance). All of the executive’s stock options would have become immediately exercisable. These terms apply to all employees of the Company who have been made such awards. The payment on stock-based awards was calculated using the closing price of MetLife common stock on the Trigger Date (Trigger Date Closing Price). The Named Executive Officer’s heirs or beneficiaries would also have been eligible for financial planning services in connection with the executive’s death. The estimated cost of all of these payments and benefits is reflected in the table above.

Payments Solely on Account of a Change-in-Control.  The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Securities Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction

MetLife 2008 Proxy Statement

after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company would have paid out the executive’s unvested performance shares in cash using Target Performance and the change-in-control price of MetLife common stock. Payment would have been made within thirty (30) days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then payment would have been made following the end of the three-year performance period originally applicable to the performance shares. Each executive’s unvested stock options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the stock option and the change-in-control price. In each case, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate or pay out the existing award. In addition, upon a change-in-control, each of the Named Executive Officers would have been eligible for four years of financial planning services regardless of termination of employment.

The estimated cost of these payments and benefits is reflected in the table above. The payment as a result of unvested stock options and unvested performance shares was calculated using the Trigger Date Closing Price and assumes no Alternative Award was made.

Termination with Severance Pay (Change-in-Control).  As described on page 40, MetLife has established the Executive Severance Plan, a severance plan in which each of the Named Executive Officers is eligible to participate. Under this plan, had a change-in-control occurred on the Trigger Date, and the Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date

(Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control; annual bonus opportunities at least the same as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at least the same level as other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of three years prior to the change-in-control;

•	a prorata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same prorata portion of any of the three annual bonuses awarded prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers; and

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had involuntarily terminated the Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

Had a Named Executive Officer qualified for severance pay as of the Trigger Date, the amount

MetLife 2008 Proxy Statement

would have been three times the sum of the executive’s annual rate of pay plus the average of the executive’s AVIP awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the excise tax threshold, severance pay will be reduced to an amount low enough to avoid the excise tax. The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits, as well as additional service credit for pension benefits for up to three years or until the executive’s 65th birthday (whichever comes first). The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits and additional service credit.

If severance pay and related benefits had become due because the executive voluntarily terminated employment, payment would have been delayed for six months in order to comply with Section 409A.

MetLife 2008 Proxy Statement

Security Ownership of Directors and Executive Officers

The table below shows the number of equity securities of MetLife beneficially owned on February 28, 2008 by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group.

Securities beneficially owned include shares held in each Director’s or Executive Officer’s name, shares held by a broker for the benefit of the Director or Executive Officer, shares which the Director or Executive Officer could acquire within 60 days (as described in notes (4) and (5) below), shares held indirectly in the Savings and Investment Plan and other shares which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the shares). None of the Directors or Executive Officers of the Company beneficially owned Floating Rate Non-Cumulative Preferred Stock, Series A, of the Company, 6.50% Non-Cumulative Preferred Stock, Series B, of the Company, or 6.375% Common Equity Units of the Company as of February 28, 2008.

	Common Stock
	Amount and
	Nature of
	Beneficial
	Ownership	Percent of
Name(1)	(2)(3)(4)(5)	Class

C. Robert Henrikson	686,737	*
Sylvia M. Burwell	8,420	*
Burton A. Dole, Jr.	20,272	*
Cheryl W. Grisé	6,846	*
James R. Houghton	19,844	*
R. Glenn Hubbard	3,216	*
Helene L. Kaplan	11,121	*
John M. Keane	10,826	*
James M. Kilts	2,185	*
Charles M. Leighton	7,776	*
Hugh B. Price	8,195	*
David Satcher	1,141	*
Kenton J. Sicchitano	9,758	*
William C. Steere, Jr.	25,211	*
Catherine A. Rein	85,104	*
William J. Toppeta	432,178	*
Lisa M. Weber	341,650	*
William J. Wheeler	219,163	*
Board of Directors of MetLife, but not in each Director’s individual capacity(6)	258,577,341	36.3%
All Directors and Executive Officers, as a group(7)	2,302,713	*

*	Number of shares represents less than one percent of the number of shares of common stock outstanding at February 28, 2008.

MetLife 2008 Proxy Statement

(1)	Eduardo Castro-Wright and Lulu C. Wang were elected to the Board of Directors effective March 3, 2008 and therefore are not included in the above table. As disclosed in the Forms 4 filed by Mr. Castro-Wright and Ms. Wang with the SEC on March 5, 2008, each of them beneficially owned 325 shares of the Company’s common stock as of March 3, 2008.

(2)	Each Director and Executive Officer has sole voting and investment power over the shares shown in this column opposite his or her name, except as indicated in notes (3) and (4) below. Additionally, Mr. Henrikson has shared investment and voting power over 479 shares included in this column and he disclaims beneficial ownership of 20 shares included in this column.

(3)	Includes shares held by the MetLife Policyholder Trust allocated to the Directors and Named Executive Officers in their individual capacities as beneficiaries of the Trust, as follows:

	Shares Held in		Shares Held in		Shares Held in
	Policyholder		Policyholder		Policyholder
Name	Trust	Name	Trust	Name	Trust

Henrikson	509	Leighton	79	Rein	10
Dole	15	Price	10	Toppeta	344
Houghton	10	Satcher	260	Weber	10
Kaplan	10	Steere	10	Wheeler	10

Directors and Executive Officers as of February 28, 2008, as a group, were allocated 1,388 shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of shares held by the MetLife Policyholder Trust.

(4)	Includes shares that are subject to options which were granted under the 2000 Directors Stock Plan, the 2000 Stock Plan or the 2005 Stock Plan and are exercisable within 60 days of February 28, 2008. The number of such options held by each Director and Named Executive Officer is shown in the following table:

	Number of		Number of		Number of
	Options		Options		Options
	Exercisable		Exercisable		Exercisable
Name	within 60 days	Name	within 60 days	Name	within 60 days

Henrikson	631,034	Kaplan	6,836	Steere	6,836
Burwell	553	Keane	1,210	Rein	45,999
Dole	6,836	Leighton	6,836	Toppeta	390,327
Grisé	178	Price	6,836	Weber	311,668
Houghton	6,836	Sicchitano	1,536	Wheeler	207,542

All Directors and Executive Officers as of February 28, 2008, as a group, held 1,989,967 options exercisable within 60 days of February 28, 2008.

(5)	Includes Deferred Shares that the Director or Executive Officer could acquire within 60 days of February 28, 2008, such as by ending employment or service as a Director, or by taking early

MetLife 2008 Proxy Statement

distribution of the shares with a 10% deduction as described on page 54. The number of such Deferred Shares held by each Director and Named Executive Officer is shown in the following table:

	Number of		Number of		Number of
	Deferred		Deferred		Deferred
	Shares		Shares		Shares
	That Can Be		That Can Be		That Can Be
	Acquired		Acquired		Acquired
Name	within 60 Days	Name	within 60 Days	Name	within 60 Days

Henrikson	45,194	Keane	6,370	Steere	17,365
Burwell	7,867	Kilts	2,185	Rein	39,095
Dole	11,184	Leighton	861	Toppeta	41,507
Grisé	3,110	Price	1,349	Weber	28,157
Hubbard	2,216	Satcher	332	Wheeler	5,644
Kaplan	1,550	Sicchitano	770

Does not include Deferred Shares to the extent the Company would delay payment in order to comply with Section 409A, as described on page 54.

(6)	The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the shares of common stock held by the MetLife Policyholder Trust because the Board will direct the voting of those shares on certain matters submitted to a vote of shareholders. This number of shares deemed owned by the Board of Directors is reflected in Amendment No. 32 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 65.

(7)	Does not include shares of MetLife common stock held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6), but includes the shares allocated to the Directors in their individual capacities, as described in note (3). Includes 1,989,967 shares that are subject to options that are exercisable within 60 days of February 28, 2008 by all Directors and Executive Officers of the Company as of February 28, 2008, as a group, including the shares that are subject to options described in note (4).

MetLife 2008 Proxy Statement

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents.

Deferred Shares that could not be acquired within 60 days of February 28, 2008 are not considered beneficially owned. Deferred Share Equivalents are also not deemed beneficially owned because their payment is not made in MetLife common stock. Each, however, aligns the Directors’ and Named Executive Officers’ interests with the interests of the Company’s shareholders since the value of Deferred Shares and Deferred Share Equivalents depends upon the price of MetLife common stock. The table below sets forth information on the Directors’ and Named Executive Officers’ Deferred Shares that could not be acquired within 60 days and their Deferred Share Equivalents, as of February 28, 2008.

Deferred Shares
Not Beneficially Owned
Name	and/or Deferred Share Equivalents

C. Robert Henrikson	78,331
Sylvia M. Burwell	1,412
Cheryl W. Grisé	3,260
Helene L. Kaplan	10,130
James M. Kilts	7,578
Charles M. Leighton	26,361
Hugh B. Price	13,295
David Satcher	1,549
Kenton J. Sicchitano	2,591
William C. Steere	27,919
Catherine A. Rein	52,189
William J. Toppeta	54,041
Lisa M. Weber	50,787
William J. Wheeler	21,963

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires the Company’s Directors, Executive Officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. The Company believes that during fiscal 2007, except for one report not timely filed by Mr. Leighton regarding the acquisition of 4,149 Deferred Share Equivalents, all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act. Mr. Leighton’s acquisition of the Deferred Share Equivalents resulted from a reallocation of his existing account balances under the Non-Management Director deferred compensation program.

MetLife 2008 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than 5% of MetLife common stock:

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Beneficiaries of the MetLife Policyholder Trust(1)	258,577,341	36.3%
c/o Wilmington Trust Company, as Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890
AXA Financial, Inc.(2)	45,825,114	6.2%
1290 Avenue of the Americas New York, NY 10104

(1)	The Board of Directors of the Company has reported to the SEC that, as of February 25, 2008, it, as an entity, had shared voting power over 258,577,341 shares of MetLife common stock held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 32, filed on February 28, 2008 to the Board’s Schedule 13D. MetLife created the Trust when Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible Metropolitan Life Insurance Company policyholders received beneficial ownership of shares of MetLife common stock, and MetLife transferred these shares to a Trust, which is the record owner of the shares. Wilmington Trust Company serves as Trustee. The policyholders, as Trust beneficiaries, have sole investment power over the shares, and can direct the Trustee to vote their shares on matters identified in the Trust Agreement. However, the Trust Agreement directs the Trustee to vote the shares held in the Trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the Trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

(2)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2008 by AXA Financial, Inc. (“AXA Financial”), a holding company, filing on behalf of itself, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. AXA Financial reported beneficial ownership of 43,268,423 shares of MetLife common stock, constituting 5.8% of the class of shares, with sole voting power for 29,147,223 of such shares, shared voting power for 6,260,993 of such shares, sole dispositive power for 43,268,393 of such shares, and shared dispositive power for 30 of such shares. The other reporting persons each indicated beneficial ownership of 45,825,114 shares of MetLife common stock, constituting 6.2% of the class of shares, over which they each claimed sole voting power for 30,431,589 of such shares, shared voting power for 6,260,993 of such shares, sole dispositive power for 45,825,084 of such shares, and shared dispositive power for 30 of such shares. The reporting persons indicated that a majority of the shares reported are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser. Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial.

MetLife 2008 Proxy Statement

Appendix A
Categorical Standards Regarding Director Independence

(Excerpt from Corporate Governance Guidelines)

The Board of Directors has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director’s independence as a result of any of the following relationships:

•	the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

•	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

•	the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company and the MetLife Foundation for each of the last three fiscal years;

•	the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company’s or the business entity’s indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

•	the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services.

The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall reevaluate the Director’s independence.

A-1

MetLife 2008 Proxy Statement

Appendix B
Reconciliation of Non-GAAP Financial Measures

Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. Operating return on common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity, excluding accumulated other comprehensive income.

Reconciliation of Operating Earnings to Net Income
(in total and per common share)	For the Year Ended December 31,
	2007		2006
	(in millions, except per common share data)

Net income	$4,317	$5.66	$6,293	$8.17
Less: Preferred stock dividends	137	0.18	134	0.18

Net income available to common shareholders	4,180	5.48	6,159	7.99
Less: Net investment gains (losses), net of income tax(1)	(648)	(0.85)	2,003	2.59
Less: Adjustments related to net investment gains (losses), net of income tax(2)	47	0.06	74	0.10
Less: Discontinued operations, net of income tax(3)	19	0.02	60	0.08

Operating earnings available to common shareholders	$4,762	$6.25	$4,022	$5.22

Calculation of Operating Return on Common Equity

Total Equity	$35,179		$33,798
Less: Accumulated other comprehensive income	1,078		1,118
Less: Preferred stock	2,042		2,042

Adjusted common equity	$32,059		$30,638

Average common equity	$31,349		$27,893
Operating return on common equity	15.2%		14.4%

(1)	Net investment gains (losses), net of income tax, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $8 million and $3,079 million for the full year ended December 31, 2007 and 2006, respectively, and excludes gains (losses) of $165 million and $186 million for the full year ended December 31, 2007 and 2006, respectively, from scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment.
(2)	Adjustments related to net investment gains (losses), net of income tax, include amortization of unearned revenue and deferred acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.
(3)	Discontinued operations, net of income tax, excludes gains (losses) from discontinued operations related to real estate and real estate joint ventures.

B-1

The Board of Directors recommends a vote FOR ALL Director Nominees in Proposal 1, and a vote FOR Proposal 2.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD
1.	Election of Class III Directors The Class III nominees for election as Directors are:	ALL ☐	FOR ALL ☐
(01) Sylvia Mathews Burwell
(02) Eduardo Castro-Wright
(03) Cheryl W. Grisé
(04) William C. Steere, Jr.
(05) Lulu C. Wang

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:

2.	Ratification of the	FOR	AGAINST	ABSTAIN
	appointment of Deloitte & Touche LLP as independent auditor for 2008	☐	☐	☐

If you plan to attend the meeting, please mark this box.			☐

Electronic Delivery:
You may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statements, and other Shareholder communications electronically at: http://bnymellon.com/shareowner/isd.

Signature of Shareholder(s)	Signature of Shareholder(s)	Dated:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, include title.

▲ FOLD AND DETACH HERE BEFORE MAILING CARD ▲
Vote by Internet or telephone
24 hours a day, 7 days a week
Internet and telephone voting is available
through 11:59 p.m. Eastern Daylight Time on April 21, 2008
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your proxy card in hand when you call.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

MetLife, Inc. Proxy Card
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the
2008 Annual Meeting, April 22, 2008
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) James L. Lipscomb, Gwenn L. Carr, and Richard S. Collins, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2008 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this proxy card. If this proxy card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2008 Annual Meeting and at any adjournments or postponements thereof.
(Continued and to be dated and signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

     The Board of Directors recommends a vote FOR ALL Director Nominees in Proposal 1, and a vote FOR Proposal 2.

		FOR	WITHHOLD
1.	Election of Class III Directors The Class III nominees for election as Directors are:	ALL ☐	FOR ALL ☐	2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐
(01) Sylvia Mathews Burwell
(02) Eduardo Castro-Wright
(03) Cheryl W. Grisé
(04) William C. Steere, Jr.
(05) Lulu C. Wang

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:

Signature of Shareholder(s)	Signature of Shareholder(s)	Dated:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, include title.

▲ FOLD AND DETACH HERE BEFORE MAILING CARD ▲
Vote by Internet or telephone
24 hours a day, 7 days a week
Internet and telephone voting is available
through 5:59 p.m. Eastern Daylight Time on April 18, 2008
Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form.

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote. Have your Voting Instruction Form in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call.

OR

MAIL
Mark, sign and date your Voting Instruction Form
and return it in the
enclosed postage-paid
envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

MetLife, Inc. Voting Instruction Form
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the 2008 Annual Meeting, April 22, 2008
Mellon Bank, N.A., is the Trustee (the “Plan Trustee”) for the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust (the “Plan”).
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions before 6:00 p.m. on April 18, 2008, Eastern Daylight Time, to vote in accordance with the instructions.
The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. If the Plan Trustee does not receive your instructions before 6:00 p.m. on April 18, 2008, Eastern Daylight Time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any matters other than those described on the reverse of this voting instruction form that may be presented for a vote at the 2008 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares.
(Continued and to be dated and signed on the reverse side.)

▲ FOLD AND DETACH HERE ▲

     The Board of Directors recommends a vote FOR ALL Director Nominees in Proposal 1, and a vote FOR Proposal 2.

		FOR	WITHHOLD
1.	Election of Class III Directors The Class III nominees for election as Directors are:	ALL ☐	FOR ALL ☐	2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐
(01) Sylvia Mathews Burwell
(02) Eduardo Castro-Wright
(03) Cheryl W. Grisé
(04) William C. Steere, Jr.
(05) Lulu C. Wang

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:

Signature of Shareholder(s)	Signature of Shareholder(s)	Dated:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, include title.

▲FOLD AND DETACH HERE BEFORE MAILING CARD▲
Vote by Internet or telephone
24 hours a day, 7 days a week
Internet and telephone voting is available
through 5:59 p.m. Eastern Daylight Time on April 18, 2008
Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form.

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote. Have your Voting Instruction Form in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call.

OR

MAIL
Mark, sign and date your Voting Instruction Form
and return it in the
enclosed postage-paid
envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

MetLife, Inc. Voting Instruction Form

Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the 2008 Annual Meeting, April 22, 2008
Mellon Bank, N.A., is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company 401(k) Savings Plan and Trust (the “NESP”), New England Life Insurance Company Agents’ Retirement Plan and Trust (the “ARP”) and New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust (the “ADC”). The NESP, ARP and ADC are each referred to herein individually as a “Plan”.
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions before 6:00 p.m. on April 18, 2008, Eastern Daylight Time, to vote in accordance with the instructions.
The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. If the Plan Trustee does not receive your instructions before 6:00 p.m. on April 18, 2008, Eastern Daylight Time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any matters other than those described on the reverse of this voting instruction form that may be presented for a vote at the 2008 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares.
(Continued and to be dated and signed on the reverse side.)

▲FOLD AND DETACH HERE▲